Exhibit 10.21

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

BY AND BETWEEN

APOLLO ENDOSURGERY, INC.,

THE JOHNS HOPKINS UNIVERSITY,

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH,

THE UNIVERSITY OF TEXAS MEDICAL BRANCH,

MUSC FOUNDATION FOR RESEARCH DEVELOPMENT,

THE CHINESE UNIVERSITY OF HONG KONG,

and

OLYMPUS CORPORATION

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement, together with the Schedules and Exhibits hereto (the “Agreement”), is dated as of November 4, 2009, to be effective as provided in Section 2.1 below, by and between Apollo Endosurgery, Inc. (“Apollo”), a Delaware corporation, having its registered office at 4608 Via Media, Austin, Texas 78746, U.S.A., Olympus Corporation, fka Olympus Optical Co., Ltd. (“Olympus”), The Johns Hopkins University (“JHU”), the Mayo Foundation for Medical Education and Research (“MAYO”), The University of Texas Medical Branch (“UTMB”), MUSC Foundation for Research Development (“MUSCFRD”) on behalf of the Medical University of South Carolina (“MUSC”), and The Chinese University of Hong Kong (“CUHK”), each of JHU, MAYO, UTMB, MUSCFRD and CUHK, an “Institution” and together, the “FTE Group”.

R E C I T A L S:

A.                                    JHU, MAYO, UTMB, MUSCFRD and CUHK formed the FTE Group under terms described in that certain Agreement of Collaboration dated March 15, 2000 (hereinafter, the “Agreement of Collaboration”), to jointly study certain medical procedures, techniques, methods and technologies for flexible transluminal endotherapy and flexible endoscopic surgery.

B.                                    The FTE Group and Olympus entered into that certain Joint Research Agreement dated December 15, 2001, as amended on October 1, 2003 and May 19, 2005 (the “Joint Research Agreement”), attached hereto as Exhibit A, to establish a cooperative and collaborative relationship for researching and developing certain therapeutic devices that might be inserted with a flexible endoscope through the gastrointestinal tract for specific operations and procedures.

C.                                    Pursuant to the Joint Research Agreement, Olympus owns rights to Olympus Inventions and jointly with the FTE Group owns all rights to Joint Inventions, and the FTE Group members jointly own rights to FTE Group Inventions and jointly with Olympus own all rights to Joint Inventions.

D.                                    The FTE Group desires to assign and transfer to Apollo all of their rights, title and interest in and to the FTE Group Inventions and the Joint Inventions, subject to Olympus’ rights to FTE Group Inventions for which Olympus has exercised a License Option pursuant to the Joint Research Agreement and Olympus’ rights in the Joint Inventions, on the terms and conditions set forth herein.

E.                                     Apollo desires to obtain an assignment of all of the FTE Group’s rights in and to the FTE Group Inventions and the Joint Inventions under the Joint Research Agreement, on the terms and conditions set forth herein in order to develop and commercialize such FTE Group Inventions and Joint Inventions.

F.                                      The FTE Group and Apollo desire for Olympus to provide its written consent to the assignment of the FTE Group’s rights, title and interest in and to the FTE Group Inventions and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Joint Inventions related thereto under the Joint Research Agreement, and Olympus is willing to provide its written consent to such assignment on the terms set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises and conditions in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.                                      DEFINITIONS

All terms capitalized in this Agreement and not defined herein shall have the meanings assigned to them in the Joint Research Agreement.  For purposes of this Agreement, the following capitalized terms shall have the meanings indicated.

“Affiliate” shall mean as to any Party, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Party, where “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means (a) the beneficial ownership, directly or indirectly, of fifty percent (50%) or more of the outstanding voting securities of a Person, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Governmental Authority” shall mean any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational, including, without limitation, the European Union and the departments, agencies, commissions and other bodies thereof.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, a joint venture, an association, a trust or any other entity, including a Governmental Authority.

2.                                      SCOPE OF ASSIGNMENT

2.1                               Assignment.  Each Institution comprising the FTE Group, subject to the terms of this Agreement, hereby assigns, transfers and conveys to Apollo all of the FTE Group’s right, title and interest in and to the Joint Research Agreement, including any and all right, title and interest of the FTE Group in and to any FTE Group Inventions and Joint Inventions (collectively, the “IP Rights”).  Such assignment and transfer shall be effective on the date this Agreement is executed by all parties hereto (the “Effective Date”).  Subject to Section 13.4, such assignment shall be final and irrevocable and shall act to assign, delegate, transfer and convey to Apollo all of the FTE Group’s rights and obligations contained in the Joint Research Agreement, provided, however, that this assignment shall not relieve the FTE Group from any of their obligations set forth in Section 3.4(b)(i), Section 3.4(e)(i), Article 4 (Confidentiality), Section 5.1 and Article 6 (Indemnity; Limitation of Liability) of the Joint Research Agreement. The FTE Group agrees, so long as reasonably possible, to sign and deliver the Patent Assignment in the form attached hereto as Exhibit B, and list Apollo as assignee or where applicable, co-assignee, on each of the Patents included in the IP Rights, and any other documents of transfer and take any other actions necessary or desirable for Apollo to effectuate this assignment and transfer, and Olympus agrees

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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to provide such assistance as may be reasonably necessary to accomplish such transfer and documentation.  Apollo shall bear and pay all costs necessary to record or otherwise effect the foregoing assignment and transfer of rights from the FTE Group to Apollo.

2.2                               Assumption.  By its execution below, Apollo accepts the assignment of the rights provided in Section 2.1 above, and assumes and agrees to perform all of the FTE Group’s obligations provided in the Joint Research Agreement, on behalf of itself and the FTE Group, except that this assumption shall not relieve the FTE Group of any obligations set forth in Section 3.4(b)(i), Section 3.4(e)(i), Article 4 (Confidentiality) and Article 6 (Indemnity; Limitation of Liability) of the Joint Research Agreement; provided, however, that nothing herein shall constitute an assumption by Apollo of any liability for any action or inaction by any Institution under or in connection with the Joint Research Agreement prior to the Effective Date hereof for which the FTE Group will be liable to Olympus as set forth in the Joint Research Agreement.  From and after the Effective Date, all references in the Joint Research Agreement to Representative Institution shall be deemed to refer to Apollo.

3.                                      STATUS OF JOINT RESEARCH AGREEMENT.

3.1                               Representations by the FTE Group.  Each Institution on their own behalf represents and warrants to Apollo that (i) the Research provided for under the Joint Research Agreement ceased effective June 30, 2004, and no Project is pending or in process, (ii) as of the date hereof, the Patents arising out of the FTE Group Inventions and the Joint Inventions are described in Exhibit C hereto, (iii) as of the date hereof, there are no Infringement Claims pending or, to the knowledge of such Institution, threatened, and (iv) as of the date hereof, no agreement with Olympus with respect to an exclusive license or cross license for such Patents has been reached or entered into, except as set forth in Section 3.3(e) of the Joint Research Agreement, and that Olympus’ right to negotiate an Exclusive Project License pursuant to Section 3.5 of the Joint Research Agreement expired on December 23, 2004.  Each Institution also agrees that the payment obligations undertaken by Apollo in Article 4, if applicable, constitute fair and adequate consideration for the transfer and assignment of the IP Rights herein.

3.2                               Representations by UTMB.  UTMB represents and warrants to Apollo that, to the best of its knowledge as of the Effective Date hereof, (i) there are no Patent Costs owing on any Patents described in Exhibit C, or other costs, fees or expenses owing of any kind, except as provided in Exhibit D hereto, and (ii) all other License Options in Section 3.3(c) of the Joint Research Agreement have expired.

3.3                               Non-Assertion Covenant by Olympus.  Olympus agrees not to assert against Apollo any rights in Patents arising out of the FTE Group Inventions and the Joint Inventions, except those rights as expressly described in Exhibit C (as such Patents may be modified during the course of prosecution and issuance or in accordance with the terms of this Agreement) and in the Joint Research Agreement and represents and warrants that (i) the Term of the Joint Research Agreement set forth in Section 7.1 of the Joint Research Agreement expired, and (ii) Olympus’ right to negotiate an Exclusive Project License pursuant to Section 3.5 of the Joint Research Agreement expired.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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3.4                               Acknowledgement Regarding Prototypes.  Each Institution and Apollo acknowledges and agrees that all prototypes provided by Olympus to the FTE Group pursuant to the Joint Research Agreement are owned by Olympus and constitute Olympus Inventions.  Notwithstanding any other provision in this Agreement, none of such prototypes shall be removed or transferred from the Institutions to which they were shipped by Olympus without the prior written consent of Olympus.

4.                                      PAYMENT OBLIGATIONS.

4.1                               FTE Group Revenue Sharing Royalties owed by Olympus.  As a result of the execution of this Agreement by the FTE Group, Olympus shall pay any royalties owed by Olympus or Olympus Medical Systems Corp. to the FTE Group pursuant to Sections 3.3 and 3.4 of the Joint Research Agreement (“Olympus Royalties”), directly to Apollo.  Pursuant to the payment terms below, Apollo agrees to pay to the FTE Group fifty percent (50%) of the Olympus Royalties, provided, however, that Apollo first shall be able to deduct applicable expenses related to [*] and [*].  Such deductible expenses shall include [*] expenses but shall not include [*].

4.2                               Apollo Royalty Payments.  In consideration of rights assigned and transferred by the FTE Group to Apollo under this Agreement, and in addition to the obligations set forth in Section 4.1 above, Apollo agrees to pay to each of Olympus and the FTE Group one-half of the following royalty payments (the “Apollo Royalty Payments”):

(a)                                 on sales of any product or service which is covered by or is produced using any of the Patents included in the IP Rights or any of the Other IP Rights (the “Products”) by (1) Apollo or (2) Apollo’s Affiliates, a running royalty equal to:

(i)                                     [*] of Net Sales (as defined below) of the Products by Apollo and Apollo’s Affiliates worldwide if a Patent exists or is pending covering the Products sold, or

(ii)                                  [*] of Net Sales of the Products by Apollo and Apollo’s Affiliates worldwide if no Patent exists or is pending covering the Products sold; and

(b)                                 on sales of Products by any licensee or sublicensee, a running royalty equal to [*] of licensee’s and sublicensee’s Net Sales, provided, however, that that under no circumstances shall the amount payable under this subsection 4.2(b) exceed [*] of the license royalty received by Apollo from sales by such licensee and sublicensee or be less than [*] of such licensee’s and sublicensee’s Net Sales of the Products, regardless of the number of licensees or sublicensees, and

(c)                                  after the execution of any license agreement conveying rights to all or part of the IP Rights and within [*] days of receipt:

(i)                                     [*] of license revenues received by Apollo prior to the achievement of any of the milestones described in Sections 4.2(c)(ii), (iii), or (iv) herein;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(ii)                                  [*] of license revenues received by Apollo after [*];

(iii)                               [*] of license revenues received by Apollo after a) [*] or b) [*]; or

(iv)                              [*] of license revenues received by Apollo after the earlier to occur of (a) three (3) years following the Effective Date of this Agreement, or (b) [*].

Under no circumstances during the relevant time period after achieving the respective milestone shall Apollo be obligated to pay more than one of the applicable percentages provided in subparagraphs (i), (ii), (iii) or (iv) above, with respect to any license agreement entered into by it, and the applicable percentage provided hereinabove shall apply to license revenues received by Apollo under a certain license agreement and the percentage for such license agreement will be determined by the milestone achieved at the time of signing of the license agreement.

For purposes hereof, “Net Sales” shall mean the gross revenues received by Apollo, Apollo’s Affiliates, and Apollo’s and Apollo’s Affiliates’ licensees and sublicensees, as applicable, from the sale of Products to a third party less (a) all trade and quantity but not cash discounts actually allowed and taken; (b) sales and/or use taxes actually paid; (c) import and/or export duties actually paid; and (d) credits and allowances actually granted and taken on account of rejections, returns or billing errors (not to exceed the original billing or invoice amount).

4.3                               Combination Products.  In the event that a Product is sold in the form of a combination product containing one or more products or technologies which are themselves not a Product, the Net Sales for such combination product shall be calculated by multiplying the sales price of such combination product by the fraction A/(A+B) where A is the invoice price of the Product (or if sold to an Affiliate, A shall be the fair market value of the Product), and B is the total invoice price of the other products or technologies (or if sold to an Affiliate, B shall be the fair market value of such other products and technologies).  In the case of a combination product that includes one or more Products, the Net Sales for such combination product upon which the royalty due to Olympus and the FTE Group is based shall not be less than the normal aggregate Net Sales for such Product.  If the fair market value of A or B is not available, the parties will work in good faith to determine the appropriate values.

4.4                               Modification to Royalty Rate.  To the extent that Apollo or any licensee is required, by order or judgment of any court to obtain in any jurisdiction any license from a third party in order to practice the rights assigned and transferred to Apollo hereunder, then the running royalty rate applicable to Net Sales and payable hereunder shall be modified as follows: the applicable royalty rate percentage multiplied by a fraction, the numerator of which is [*] and the denominator of which is the aggregate royalty rate for all applicable licensors, including under this Agreement, provided that in no event shall the royalties payable to Olympus and the FTE Group, pursuant to Section 4.2 in any quarterly period in such jurisdiction be reduced by more than [*] as a result of any such deduction and further provided that Apollo’s license agreements with other licensors contain provisions substantially the same as this Section 4.4.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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4.5                               Payment Terms.  Unless otherwise provided herein, all amounts due under this Agreement shall be payable within [*] calendar days after March 31 and September 30, of each year.

4.6                               Reporting.  Beginning immediately after the Effective Date, Olympus and Apollo shall each (the “Reporting Party”) deliver to the Representative Institution and to the other Party, a true and accurate written report, even if no payments are due by such Reporting Party, giving the particulars and details of the business conducted by the Reporting Party, its Affiliates and their licensees and sublicensees, if any exist, during the preceding six (6) calendar months as are pertinent to calculating payments hereunder.  Such reports shall be on a per-country and per-product basis and presented substantially in the form as shown in Exhibit F hereto and shall be delivered within [*] calendar days after March 31 and September 30, of each year.

4.7                               Late Payments.  In the event of a late payment by either Apollo or Olympus due under Section 4.1 or 4.2 hereof, a penalty of [*] of the amount due will be assessed and due additionally from the Party owing such payment for each such late payment.

4.8                               Records; Audit.  Each of Apollo and Olympus agrees to keep complete and accurate records of its and its Affiliates, licensee’s and sublicensee’s sales and Net Sales of the Products in sufficient detail to enable the amount of the Olympus Royalties, and the Apollo Royalty Payments, as applicable, payable hereunder to be determined.  Each of Apollo and Olympus agrees to permit the other Party, and in the case of the Apollo Royalty Payments, the Representative Institution, or their representatives, at their expense and with fourteen (14) days written notice, to examine, not more frequently than [*] per calendar year, its books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify any report required hereunder.  If the amounts owing by either Apollo or Olympus are determined to be an amount equal to or greater than [*] of the total amount due during the period so examined, then the Party owing such payment will pay the cost of the examination and all overdue amounts determined to be owing with accrued interest at the highest allowable rate.

4.9                               Currency.  All amounts payable hereby by or to Apollo must be paid in United States Dollars without deductions for taxes, assessments, fees, or charges of any kind.  Royalties accruing on sales of Products in countries other than the United States must be paid in United States Dollars in amounts based on the rate of exchange as quoted in the Wall Street Journal (“WSJ”) as of the last business day of the reporting period.  If the WSJ does not publish any such rate, a comparable rate publication will be agreed upon from time to time by the parties, and with respect to each country for which such rate is not published by the WSJ or in a comparable publication, the parties will use the prevailing rate for bank cable transfers for such date, as quoted by leading United States banks in New York City dealing in the foreign exchange market.

4.10                        Representative Institution.  All payments to be made by Apollo to the FTE Group pursuant to this Agreement, including, without limitation, the Apollo Royalty Payments due to the FTE Group and other fees payable pursuant to this Article 4 shall be made payable to the Representative Institution and sent to the address listed in Section 14.1 hereof as the Representative Institution.  The Representative Institution shall be responsible for paying the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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appropriate Institution (s) in accordance with such contractual arrangements as may exist among the FTE Group.

4.11                        Payments to Olympus.  All payments to be made by Apollo to Olympus pursuant to this Agreement, including, without limitation, the Apollo Royalty Payments due to Olympus and other fees payable to Olympus pursuant to this Article 4, shall be made by Apollo by wire transfer in immediately available funds to such bank account as designated by Olympus.

4.12                        Payments to Apollo.  All payments to be made by Olympus to Apollo pursuant to Section 4.1 of this Agreement, including, without limitation, the Olympus Royalties and other fees payable to Apollo, shall be made by Olympus by wire transfer in immediately available funds to such bank account as designated by Apollo.

5.                                      COVENANTS, REPRESENTATIONS AND WARRANTIES.

5.1                               Prior Matters.  Each Institution agrees that it shall continue to be bound by and shall perform for Olympus the obligations of the FTE Group set forth in Section 3.4(b)(i), Section 3.4(e)(i) and Article 6 (Indemnity; Limitation of Liability) of the Joint Research Agreement.  In addition, Apollo also agrees to be bound by and perform the obligations of the FTE Group set forth in Section 3.4(e)(i) of the Joint Research Agreement.

5.2                               By FTE Group.  Except for the rights, if any, of the Government pursuant to Section 5.3 herein, to the best of its knowledge, each Institution hereby represents and warrants, severally and not jointly, that it has:

(a)                                 the full power and authority to enter into and perform this Agreement,

(b)                                 this Agreement constitutes and when executed will constitute, its binding obligation,

(c)                                  it is a duly and validly formed organization and has full right, power and authority and has taken all necessary action, including without limitation obtaining any necessary approval from its governing board, to validly and duly execute and deliver, and to exercise its rights and perform its obligations under, this Agreement and all related documents which it is to execute,

(d)                                 it has the sole right and authority to transfer and assign its rights in and to the IP Rights, hereunder,

(e)                                  it has not knowingly transferred or assigned any rights or granted licenses to any other entity that would restrict rights assigned and transferred hereunder except as stated herein, and

(f)                                   it has listed in Exhibit G all intellectual property disclosed to it by inventors at its Institution pursuant to the JRA.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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5.3                               Government Rights.  Apollo understands that the IP Rights may have been developed under a funding agreement with the U.S. Government or any of its agencies, such as the National Institutes of Health (collectively “Government”) and, if so, that the Government may have certain rights relative thereto.  This Agreement is explicitly made subject to the Government’s rights under any such agreement and any applicable law or regulation, including P.L. 96-517, as amended by P.L. 98-620.  To the extent that there is a conflict between any such agreement, applicable law or regulation and this Agreement, the terms of such Government agreement, applicable law or regulation shall prevail.

5.4                               No Representation.  Apollo understands and acknowledges that the FTE Group, by this Agreement, make no representation as to the operability or fitness for any use, safety, efficacy, approvability by regulatory authorities, time and cost of development, patentability, and/or breadth of the IP Rights.  In addition, no Institution included within the FTE Group, by this Agreement, makes any representation as to whether there are any patents now held, or which will be held, by others or by such Institution which may be dominant or subordinate to the IP Rights, nor does such Institution make any representation that the inventions contained in the IP Rights do not infringe any other patents now held or that will be held by others or by other employees at such Institution.

5.5                               By Apollo.  Apollo, by execution hereof, acknowledges, covenants and agrees that it has not been induced in any way by any of Institution or any employees of any Institution to enter into this Agreement, and further warrants and represents that (a) it has conducted sufficient due diligence with respect to all material items and issues pertaining to this Agreement; and (b) Apollo has adequate knowledge and expertise, or has utilized knowledgeable and expert consultants, to conduct due diligence with respect to all material items and issues pertaining to this Agreement and agrees to accept all risks inherent herein, subject to the accuracy of Section 5.2 hereof.

6.                                      ASSIGNMENT BY APOLLO

This Agreement, and any rights or obligations hereunder, may not be assigned, transferred or delegated in whole or in part by Apollo without the prior written consent of the Representative Institution and Olympus, which consent will not be unreasonably withheld; provided, however, that this Agreement, and any rights or obligations hereunder, may be assigned by Apollo, without consent of the Representative Institution and Olympus, in connection with a license by Apollo, or in connection with the sale of all or substantially all of Apollo’s assets to a third party, or in connection with a merger or similar consolidation between Apollo and a third party where Apollo is not the surviving entity, unless such third party is a company whose headquarters is located in Japan, in which case Olympus’ prior written consent shall be required.  Within thirty (30) days of any assignment or license, Apollo shall provide both Olympus and the Representative Institution with written notice that such assignment or license has occurred, including the identity of the third party assignee or licensee.  Except as otherwise provided, this Agreement will be binding upon and inure to the benefit of the Parties’ successors and lawful assigns and as a condition to any assignment of any rights, the assignee or licensee (as the case may be) must agree to be bound by the terms of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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7.                                      SECURITY INTEREST

7.1                               Grant of Security Interest.  If Apollo fails to timely pay royalties as required and fails to timely cure the same within 30 days from Representative Institution’s written notice thereof to Apollo, Apollo agrees and acknowledges that the FTE Group immediately shall receive a vested security interest in Apollo’s interests in the IP Rights and Apollo will immediately execute, in a form Representative Institution can record, a Security Agreement substantially similar to the Security Agreement attached hereto as Exhibit H to secure the payment of all such Apollo’s payment obligations hereunder.  Apollo also shall cooperate, timely and fully, with Representative Institution in further securing its interest in the IP Rights pursuant to the Security Agreement and all other rights related thereto.  In any such action in which FTE Group is the prevailing party, FTE Group shall be entitled to recover from Apollo its reasonable attorneys fees and other direct out-of-pocket costs incurred in connection therewith plus interest on such unpaid amounts from the due date thereof until paid at a per annum rate equal to the prime rate of interest, as published by the Wall Street Journal, plus three percentage points.

7.2                               Olympus’ Rights.  If the FTE Group sends a notice to Apollo as set forth in Section 7.1, then, (a) any transfer or other disposition of or grant of any rights related to the IP Rights shall require the prior written consent of Olympus, and (b) if in the course of exercising its rights pursuant to the Security Agreement the FTE Group reacquires its right, title and interest in and to the IP Rights, then in addition to any other rights or remedies available to it, Olympus may, by sending notice to Apollo and the Representative Institution, terminate this Agreement and Apollo’s rights set forth herein with respect to Joint Research Agreement and re-instate the terms of the Joint Research Agreement as between the FTE Group and Olympus, with effect from the date of such notice.

8.                                      PATENT MARKING

Apollo agrees that all packaging containing individual product(s), documentation therefore, and when possible for actual product(s) sold by Apollo, Apollo’s Affiliates, and their licensees and sublicensees of Apollo pursuant to this Agreement will be permanently and legibly marked with the number of any applicable patent(s) licensed hereunder in accordance with each country’s patent laws, including Title 35, United States Code.

9.                                      INDEMNIFICATION AND INSURANCE

9.1                               By Apollo.  Apollo agrees to hold harmless and indemnify Olympus, each Institution and each of their Regents and affiliates, and their respective officers, trustees, employees and agents from and against any claims, demands, or causes of action whatsoever, including without limitation those arising on account of any injury or death of persons or damage to property caused by, or arising out of, or resulting from, the exercise or practice of the IP Rights assigned hereunder by Apollo, Apollo’s Affiliates or their officers, employees, agents or representatives.  This obligation of Apollo to indemnify and hold harmless Olympus, each Institution and each of their Regents and affiliates, and their respective officers, trustees, employees and agents is not limited by the terms of Section 9.3 (Entitled “No Special Damages”) or the terms of Section 9.4 (Entitled “Insurance”).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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9.2                               By Olympus.  Olympus agrees to hold harmless and indemnify Apollo, each Institution and each of their Regents, and their respective officers, employees and agents from and against any claims, demands, or causes of action whatsoever, including without limitation those arising on account of any injury or death of persons or damage to property caused by, or arising out of, or resulting from, the exercise or practice of the Joint Inventions included in the IP Rights by Olympus, Olympus’ Affiliates or their officers, employees, agents or representatives.

9.3                               No Special Damages.  Subject to Apollo’s obligations in Section 9.1, in no event will any Party be liable for any indirect, special, consequential or punitive damages (including, without limitation, damages for loss of profits or expected savings or other economic losses, or for injury to persons or property) arising out of or in connection with this Agreement or its subject matter, regardless of whether such Party knows or should know of the possibility of such damages.  With the exception of the provisions of Section 9.1, 9.4 , and Section 4 (Entitled “Payment Obligations”), a Party’s aggregate liability for all damages of any kind relating to this Agreement or its subject matter will not exceed the amounts paid to such Party under this Agreement or to be paid to such Party under this Agreement.  The foregoing exclusions and limitations will apply to all claims and actions of any kind, whether based on contract, tort (including, but not limited to, negligence), or any other grounds.

9.4                               Insurance.  Beginning at the time when any Product is being distributed or sold (including for the purpose of obtaining regulatory approvals) by Apollo, Apollo’s Affiliates or by their licensee or sublicensee, Apollo will, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than [*] per incident and [*] annual aggregate, and Apollo will use reasonable efforts to have Olympus, each Institution and each of its officers, employees and agents named as additional insureds.  Such commercial general liability insurance will provide (a) product liability coverage; (b) broad form contractual liability coverage for Apollo’s indemnification under this Agreement; and (c) coverage for litigation costs.  The minimum amounts of insurance coverage required will not be construed to create a limit of Apollo’s liability with respect to its indemnification under this Agreement.

9.5                               Evidence.  Apollo will provide Olympus and the Representative Institution with written evidence of such insurance upon the Olympus’ or the Representative Institution’s request.  Apollo will provide the Representative Institution with written notice of at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance.

10.                               USE OF NAME

No party will use the name of another party (or name of any employee of another party) without the advance express written consent of the other party except as required by the Texas Public Information Act or other law or regulation.  Within twenty (20) days of the execution of this Agreement, the FTE Institutions, Olympus and Apollo will mutually agree on a joint press release.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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11.                               CONFIDENTIAL INFORMATION

11.1                        Confidential Information.  For purposes of this Agreement, “Confidential Information” shall mean (i) all “Confidential Information” as defined in the Joint Research Agreement, (ii) all “Confidential Information” as defined in that certain Confidentiality Agreement dated August 5, 2005, as amended (“CDA”), (iii) the terms of this Agreement, and (iv) all other information that a Party to this Agreement discloses to another Party in a document or communication marked as “confidential”, except to the extent that the recipient Party can establish by competent written proof that such information:

(a)                                 was in the public domain at the time of disclosure;

(b)                                 later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns;

(c)                                  was lawfully disclosed to the recipient Party by a third party having the right to disclose it;

(d)                                 was already known by the recipient Party at the time of disclosure;

(e)                                  was independently developed by the recipient Party; or

(f)                                   is required by law or regulation to be disclosed, provided however, that the disclosing Party shall first give the disclosing Party written notice and adequate opportunity to object to such order for disclosure or to request confidential treatment.

11.2                        Confidentiality Obligations and Degree of Care.  Each Party shall, with respect to Confidential Information received from any other Party or which relates to the terms of this Agreement or the terms of the Joint Research Agreement: (i) hold and maintain such Confidential Information in strict confidence, (ii) use such Confidential Information only for the purposes of this Agreement, and (iii) not disclose, and ensure that its agents and employees do not disclose, any such Confidential Information without the prior written consent of the disclosing Party (or if the Confidential Information relates to the terms of this Agreement or the terms of the Joint Research Agreement, the consent of the other Parties hereto) except to the extent permitted pursuant to Section 11.4 hereof The foregoing confidentiality obligations shall be fulfilled by using at least the same degree of care with the disclosing Party’s confidential information as a Party uses to protect its own confidential information, but always at least a reasonable degree of care.  These obligations shall exist while this Agreement is in force and for a period of [*] years thereafter.

11.3                        Publication.  Each Institution shall have the right to publish or otherwise publicly disclose information gained or discovered solely by the efforts of its Principal Investigators or other researchers at its Institution that conducted Research during the Research Period, and Olympus shall have the right to publish or otherwise publicly disclose information gained or discovered solely by its efforts during the Research Period.  In order to avoid loss of patent rights as a result of premature public disclosure of patentable information, the Institution desiring to exercise its right of publication must submit to Olympus and Apollo any prepublication materials

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11

that the Institution or its Principal Investigators or researchers at such Institution desires to publish for review and comment by Olympus and Apollo at least thirty (30) days prior to planned submission for publication, and Olympus shall submit to Apollo any prepublication materials related to Research conducted solely by Olympus that Olympus desires to publish at least thirty (30) days prior to planned submission for publication.  The Party receiving such prepublication materials shall notify the submitting Party within thirty (30) days of receipt of such materials whether they describe any inventions or discoveries subject to the Parties’ rights under Section 3.  If either Olympus or Apollo believes that a disclosure of an Invention is contained in the proposed publication by an Institution, then either such Party may request that the publishing Party delay publication up to an additional sixty (60) days in order to allow for the filing of any relevant patent applications.  The Institution whose Principal Investigator or researchers desire to publish such materials shall have the final authority to determine the scope and content of any such publications on their behalf, and Olympus shall have the final authority to determine the scope and content of any such publication on its behalf.

11.4                        Commercialization.  Notwithstanding anything in Article 11 to the contrary, the Parties understand and agree that Apollo may, but only to the extent necessary to commercialize FTE Group Inventions and Joint Inventions, disclose Confidential Information received from the FTE Group that relates to FTE Group Inventions or Joint Inventions to third parties to potential licensees, manufacturers and distributors, provided that prior to the disclosure of any such Confidential Information, Apollo requires such third parties to be bound in writing by confidentiality terms no less restrictive than those contained in this Agreement.  In addition, prior to disclosing any Confidential Information described in Exhibit E to any third party Apollo shall: (i) inform Olympus in writing of the identity of the third party receiving any such Confidential Information to the extent allowed by law and (ii) with respect to Confidential Information described in Paragraph 3 of Exhibit E, also obtain the written consent of Olympus to the disclosure of such Confidential Information.

12.                               PATENT PROSECUTION AND ENFORCEMENT

12.1                        Apollo’s Rights and Obligations.  Without limiting the generality of Section 2.1, from and after the Effective Date of this Agreement, Apollo will assume and perform the FTE Group’s rights and obligations set forth in Sections 3.1, 3.3, 3.4 and 3.7 of the Joint Research Agreement, as amended pursuant to Section 12.2 of this Agreement.

12.2                        Amendment of the Joint Research Agreement as Between Apollo and Olympus.  From and after the Effective Date, the Joint Research Agreement shall be amended as set forth in this Section 12.2 only as between Apollo and Olympus.  For all periods from and after the Effective Date, all references to the FTE Group and the Representative Institution shall be deemed to refer solely to Apollo.  The Parties have amended the Sections of the Joint Research Agreement in this Section 12.2 by referring to Apollo only where the rights to be exercised or obligations to be performed occur entirely after the Effective Date of this Agreement.

(a)                                 Section 3.3 (b) of the Joint Research Agreement shall be amended to read as follows:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12

“(b)                           Patent Applications.  The FTE Group may decide which, if any, of the FTE Group Inventions the FTE Group desires to file patent applications for. If the FTE Group decides to file patent applications for a FTE Group Invention, the FTE Group shall ensure at a minimum that such patent applications for such FTE Group Invention are filed in the United States.  Notwithstanding the foregoing, if Olympus exercises its License Option with respect to a FTE Group Invention pursuant to Section 3.3 (c) for which the FTE Group has not filed a patent application, Olympus shall have the right to (i) prepare one or more draft patent applications for such FTE Group Invention (which, for the avoidance of doubt, shall include Supplemental Applications), (ii) revise such patent applications to incorporate such changes as Olympus believes is necessary or desirable after considering any comments concerning such draft patent application that the FTE Group may timely provide, and (iii) have the Representative Institution file such patent applications, as revised, in such countries as Olympus may notify the Representative Institution in writing and have the Representative Institution prosecute such patent applications in accordance with the provisions of Section 3.3 (d).  For purposes of this Agreement “Supplemental Application” shall mean continuation applications, continuation-in-part applications, requests for continuation applications, divisional applications, reissuance applications and requests for re-examination”.

(b)                                 Section 3.3(c)(i)A of the Joint Research Agreement shall be amended to read as follows:

“A.                              Reimburse the FTE Group for the reasonable, out of pocket patent filing and prosecution costs comprised of payments to unaffiliated third parties and incurred by the FTE Group for patent applications for FTE Group Inventions previously filed by the FTE Group for which Olympus is exercising its License Option through the date of exercise of such option and pay all subsequent, reasonable, external costs of prosecuting such patent applications (including related Supplemental Applications, if any), or with respect to patent applications (including related Supplemental Applications, if any) prepared by Olympus pursuant to Section 3.3(b), pay the reasonable, external costs incurred by the FTE Group in filing and prosecuting such patent applications; and”

(c)                                  Section 3.3(c)(ii) of the Joint Research Agreement shall be amended by adding the words “(or Supplemental Applications)” after the words “...costs to file and prosecute any patent application...”.

(d)                                 Section 3.3 (d) of the Joint Research Agreement shall be amended to read as follows:

“(d)                           Filing and Prosecution of Patent Applications for FTE Group Inventions and Other Matters.

During and after the term of this Agreement,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13

(i)                                     Subject to the provisions of this Section 3.3, the Representative Institution, on behalf of the FTE Group, shall coordinate the filing and prosecution of all applications for Patents and extensions of the term of Patents based on FTE Group Inventions (including any Supplemental Applications). The Representative Institution shall file and diligently prosecute applications for Patents and extensions of the term of Patents (and all Supplemental Applications) based on FTE Group Inventions in the United States and/or in those countries for which Olympus has agreed pursuant to Section 3.3 (c) to pay the reasonable, external costs of filing and prosecuting such patent applications. The Representative Institution shall be responsible for obtaining all assignments from the inventor(s) of FTE Group Inventions necessary for the Parties to fulfill their obligations and obtain the rights set forth in this Agreement.

(ii)                                  The Representative Institution shall provide Olympus with drafts of all patent applications and applications for extension of the term of Patents for FTE Group Inventions (including any Supplemental Applications) and copy Olympus on all correspondence regarding FTE Group Inventions, patent applications therefore and prosecution thereof, including, without limitation, all correspondence exchanged with the US Patent and Trademark Office and any applicable foreign patent offices.  Prior to making any major decisions with respect to the filing or prosecution of patent applications for FTE Group Inventions or the extension of any Patents (or any Supplemental Applications), the Representative Institution shall afford Olympus a reasonable opportunity to provide any comments Olympus may have. In addition, the Representative Institution shall provide Olympus a minimum of 30 days to provide comments to the Representative Institution regarding patent office actions.  The Representative Institution shall consider in good faith all comments made by Olympus.

(iii)                               After allowance of any patent that may issue on any patent application (or Supplemental Application) for an FTE Invention for which Olympus has exercised its License Option pursuant to Section 3.3(c), Apollo shall take all actions necessary to register and maintain in effect and extend the term of such patent pursuant to 35 U.S.C. 156 and any equivalent foreign patent laws and shall bear and pay all costs, governmental fees and similar charges and legal expenses (including attorney fees) in connection therewith and incurred after such allowance, which shall include without limitation, all post allowance fees, patent maintenance fees and post issuance fees (“Post Allowance Costs”).”

(e)                                  The heading of Section 3.4(b) shall be revised to read “Handling of Patent Applications for Joint Inventions Filed within One Year After Expiration and Patents Issuing Thereon.”

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14

(f)                                   Section 3.4 (b)(i) shall be revised to read as follows:

“During the term of this Agreement, and for a period of one year following the expiration or termination of this Agreement, Olympus shall have the sole right to apply for Patents for Joint Inventions in the name(s) of the Olympus inventor(s) (and/or if possible Olympus) and in the name(s) of the co-inventor(s) at the Institutions as notified to Olympus by the Representative Institution and for any extensions to such Patents and thereafter, subject to Section 3.4(b)(vii), the sole right to prosecute such applications (including the sole right to file and prosecute Supplemental Applications relating to such applications), obtain registration of and maintain patents that may issue on such applications.  The Representative Institution shall be responsible for obtaining assignments from the inventor(s) of Joint Inventions at the Institutions and Olympus shall be responsible for obtaining assignments from the inventor(s) of Joint Inventions at Olympus that are necessary for the Parties to fulfill their obligations and obtain the rights set forth in this Agreement.”

(g)                                  Section 3.4(b)(ii) shall be revised to read as follows:

“Olympus shall prepare all applications for such Patents and shall provide a draft of the first United States application for Patents (and all Supplemental Applications) to the Representative Institution, which shall be responsible for coordinating and obtaining comments from the co-inventor(s) at the Institutions in a timely manner and providing such comments to Olympus within 30 days of receipt of each such draft.  Olympus shall consider all such comments in good faith and shall endeavor to finalize the application in such a manner as to provide the best protection for Olympus and the co-inventor(s) at the Institutions.  Prior to making any major decisions with respect to the filing or prosecution of patent applications for Joint Inventions or the extension of any Patents (or any Supplemental Applications), Olympus shall afford the Representative Institution a reasonable opportunity to provide any comments the Representative Institution may have.  Olympus shall also provide the Representative Institution with copies of correspondence with the U.S. Patent and Trademark office necessary to enable the Representative Institution to track the prosecution of Joint Inventions and shall provide the Representative Institution a minimum of 30 days to provide comments to Olympus regarding patent office actions.”

(h)                                 Section 3.4(b)(iv) shall be revised to read as follows:

“Olympus may, at any time (including after the term of this Agreement) and in Olympus’s sole discretion, cease prosecuting any or all applications for Patents (or Supplemental Applications) for Joint Inventions that Olympus filed during the term of the Agreement or within one year after the expiration or termination of the Agreement by providing 30 days written notice to the Apollo.  In such a case, Apollo may assume the right to prosecute such applications (or Supplemental Applications) at Apollo’s sole option and expense, provided that

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15

Apollo promptly reimburse Olympus one half of the Patent Costs (as such term is defined herein) incurred by Olympus in connection with such patent applications (or Supplemental Applications). After Olympus fully receives such reimbursement, Olympus shall promptly assign all its interest in such applications to Apollo and retain only an irrevocable, fully paid-up, world-wide, non-exclusive license to any Patents that may issue from such applications (or Supplemental Applications), with no right to transfer or sublicense, except to Olympus’ Affiliates.”

(i)                                     Section 3.4(b)(v) shall be revised by adding the words “(or any Supplemental Applications)” after the words “any patent application.”

(j)                                    Section 3.4(b)(vii) shall be added to the Joint Research Agreement as follows:

“(vii)                     Apollo may request Olympus to file a Supplemental Application for any invention that was disclosed in any patent applications for Joint Inventions filed by Olympus during the term of the Agreement or within one year after the expiration or termination of the Agreement but only for inventions that at no time (including initial filing or during prosecution) were covered by the claims of such patent applications, by sending Olympus a written notice, which shall include all relevant information, including at a minimum, identification of the original patent application for the Joint Invention filed by Olympus by reference to filing date and serial number, a description of the drawings, specification or other portion of the original patent application in which Apollo believes the invention was disclosed and the proposed language for the claims of such Supplemental Application (“Supplemental Application Notice”).  If Olympus sends a written response to Apollo within sixty (60) days after receipt of a Supplemental Application Notice from Apollo indicating that Olympus is interested in the Supplemental Application described in such Supplemental Application Notice then Olympus shall apply for and prosecute such Supplemental Application and obtain registration of and maintain patents that may issue on such Supplemental Application in accordance with, and have such rights and obligations with respect to such Supplemental Application as set forth in, Section 3.4(b) and Olympus and Apollo shall each bear and pay one-half of the Patent Costs for such Supplemental Application and the patent(s) issuing thereon.  If Olympus does not send a written response to Apollo within sixty (60) days after receipt of a Supplemental Application Notice from Apollo indicating that Olympus is interested in the Supplemental Application described in such Supplemental Application Notice, then (A) Apollo shall apply for and prosecute the Supplemental Application described in the Supplemental Application Notice jointly in the name of Apollo and Olympus, (B) Apollo shall bear all Patent Costs for such Supplemental Application and the patent(s) issuing thereon, and (C) Olympus will transfer its rights to the patent(s) issuing on such Supplemental Application to Apollo, (1) after Apollo pays the issuance fees for the patent(s) that may issue on such Supplemental Application, (2) after Olympus confirms to its reasonable

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

16

satisfaction that the claims of the patent(s) issuing on such Supplemental Application are not broader than the draft claims set forth in the applicable Supplemental Application Notice and (3) in exchange for an irrevocable, fully paid-up, world-wide, non-exclusive license to all Patents that may issue from such Supplemental Application, with no right to transfer or sublicense, except to Olympus’ Affiliates, with the form and contents of such transfer and license to be satisfactory to both Olympus and Apollo.

(k)                                 Section 3.4(b)(viii) shall be added to the Joint Research Agreement as follows:

“(viii)                  After allowance of each patent that issues on a patent application for a Joint Invention filed by Olympus prior to one year after the expiration of this Agreement (or any patent that issues on any Supplemental Application filed with respect thereto, regardless of when such Supplemental Application is filed), each of Apollo and Olympus will equally bear and pay all Post Allowance Costs related to such patent.  Apollo shall promptly pay Olympus all such amounts due under this Section 3.4(b)(vii) upon receipt of Olympus’ invoice therefor.”

(l)                                     The heading of Section 3.4(e) shall be revised to read “Handling of Patent Applications for Joint Inventions Filed One Year After Expiration and Patents Issuing Thereon.”

(m)                             Section 3.4(e)(ii) shall be revised to read as follows:

“Commencing one year after the expiration or termination of this Agreement and subject to the approval of the other Party (such approval not to be unreasonably delayed or withheld), each of Olympus and Apollo shall have the right to file, prosecute, extend and maintain all patent applications and patents for Joint Inventions not previously filed by Olympus; provided, however, that the performance of such activities by either Party shall have no effect on the joint ownership of the Joint Inventions as provided in Section 3.4 (a) above.  The costs, governmental fees and similar charges and legal expenses (including attorney’s fees) incurred in filing, prosecuting, registering and maintaining patent applications and patents for the Joint Inventions, including without limitation, all Post Allowance Costs (the “Patent Costs”) shall be borne equally by the Parties in case both such entities agree to take such action or actions, and shall be unilaterally borne by the Party desiring to take such action or actions, in case the other Party does not agree to taking such action or actions.  In all cases Patents arising from the subject matter of Joint Inventions filed or maintained by Olympus, Apollo or jointly, shall be equally owned by Olympus and Apollo to the extent allowed under applicable law.”

12.3                        Enforcement.  Section 3.7 of the Joint Research Agreement shall apply with like effect to Apollo and Olympus following the Effective Date of this Agreement, without change

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

17

except that Apollo shall be substituted for the Representative Institution and the FTE Group therein in each instance.

12.4                        Net Sales Price Amendment.  The definition of Net Sales Price set forth in the Joint Research Agreement shall be amended by adding the words “received by Olympus from the first non-Affiliate entity to whom Olympus sells Attachments in a country in which there are any registered Patents licensed to Olympus pursuant to Section 3.3(c) which Attachments would  otherwise infringe such registered Patents but for such license” after the words “...means the gross selling price of the Attachments....”

13.                               TERM

13.1                        Term.  The term of this Agreement shall commence on the Effective Date and shall continue in effect until terminated, pursuant to the terms provided in Section 13.2.

13.2                        Termination.  Subject to the terms provided in Section 15.3 hereof, this Agreement may be terminated upon written notice (a) by Olympus, if Apollo materially breaches any of the material terms of this Agreement that pertain to Olympus and, if such breach is capable of remedy, the breach is not remedied within thirty days after notice thereof from Olympus, (b) by the Representative Institution on behalf of the FTE Group if Apollo materially breaches any of the material terms of this Agreement that pertain to the FTE Group and, if such breach is capable of remedy, the breach is not remedied within thirty days after notice thereof from the Representative Institution or (c) by Apollo if Olympus materially breaches any of the material terms of this Agreement that pertain to Olympus and, if such breach is capable of remedy, the breach is not remedied within thirty days after notice thereof from Apollo.

13.3                        Breach by FTE Group.  If any Institution materially breaches the terms of this Agreement, then, in addition to and without limiting any rights or remedies that either Olympus or Apollo may have at law, in equity or by reason of the terms of this Agreement or the Joint Research Agreement or otherwise, Apollo shall immediately, upon receipt of written notice from Olympus (or written notice sent to Olympus if Apollo believes that an Institution has materially breached this Agreement), cease making all payments that Apollo may owe to the FTE Group pursuant to this Agreement and shall pay such amounts into a separate interest bearing account and such funds shall be used in whole or in part to satisfy any damages that Olympus or Apollo may suffer as a result of such breach by such Institution.  When Apollo has notice of such material breach, it shall give prompt notice to all members of the FTE Group.  The alleged breaching Institution shall have sixty (60) days to cure such breach.  In the event that said Institution disagrees with Apollo’s findings of material breach, both parties shall resolve the differences in accordance with Section 15.3 of this Agreement.  Each Institution agrees not to take any action to cause any amounts to be released from such account until a dispute concerning a material breach of this Agreement by an Institution is finally resolved by agreement among the Parties or in accordance with Section 15.3.

13.4                        Effect of Termination.  In the event this Agreement is terminated pursuant to the provisions of Section 13.2, the assignment of FTE Group’s rights and obligations under the Joint Research Agreement shall be cancelled and all rights and obligations thereunder shall revert to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

18

the FTE Group, and Apollo shall lose all rights to the IP Rights as set forth herein, all amendments to the Joint Research Agreement set forth in Section 12.2 shall terminate and be of no further force or effect and the other provisions of Section 12 shall also terminate and be of no further force or effect, provided however, that any Party may request, prior to any such reversion or termination, for a resolution of the dispute pursuant to Section 15.3 hereof, in which event any such reversion or termination shall be delayed until the final outcome of the proceedings set out in Section 15.3.

Furthermore, if this Agreement is terminated due to a material breach of the material terms of this Agreement by Olympus and Apollo is not in material breach of the material terms of this Agreement, Apollo shall be entitled to continue to sell, subject to any and all obligations under this Agreement, any Products in its inventory, for a period not to exceed twelve (12) months following the termination hereof.  The terms of Article 4 shall continue to apply with respect to any sales of Products made during the term of this Agreement or during such twelve-month period thereafter.  The terms of Sections 9-11, 14 and 15 shall survive any termination of this Agreement.

14.                               NOTICE

14.1                        Procedure.  Any notice or other document to be given under this Agreement shall be in writing and shall be delivered by hand, or sent by prepaid registered airmail, international express courier, or facsimile transmission to the respective address for the Party indicated immediately below or to such other address and/or number as the receiving Party may have last notified to the sending Party.

If to UTMB:

Dr. Jim C. Arie, Ph.D.	With a copy to:
Assistant Vice President, Center for
Technology Development	Jeffrey S. Whittle
The University of Texas Medical	Partner
Branch at Galveston	Bracewell & Giuliani, L.L.P.
301 University Blvd.	711 Louisiana St., Ste. 2300
Galveston, Texas 77555-0926	Houston, Texas 77002-2770
[*]	[*]
[*]	[*]

If to JHU:

Johns Hopkins University
111 Market Street, Suite 906
Baltimore, MD 21202

If to MAYO:

Mayo Foundation for Medical Education and Research
200 First St. SW

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

19

Rochester, MN 55905

If to MUSCFRD:

MUSC Foundation for Research Development
261 Calhoun Street, Suite 305
Charleston, SC 29425

CUHK:

The Chinese University of Hong Kong
Shatin
New Territories
Hong Kong SAR, China

If to Apollo:	With a copy to:

Dennis L. McWilliams	Jeffrey R. Harder
7000 Bee Caves Road, Suite 250	Winstead PC
Austin, Texas 78746	1450 Lake Robbins Drive, Suite 600
Email: dennis@apolloendo.com	The Woodlands, Texas 77380
[*]	[*]
[*]	[*]

If to Olympus:	With a copy to:

Mitsugu Sakai	Tetsumaru Kubota
General Manager	General Manager
Intellectual Property & Licensing	Intellectual Property Department
Division	R&D Planning Division

Olympus Corporation	Olympus Medical Systems Corp.
2-3 Kuboyamacho, Hachioji-shi,	2951 Ishikawa-cho, Hachioji-shi,
Tokyo, 192-8512, Japan	Tokyo, 192-8507, Japan
[*]	[*]
[*]	[*]

And a copy to:

Stephen E. Chelberg
Squire, Sanders & Dempsey L.L.P.
Ebisu Prime Square Tower, 16th Floor
1-39, Hiroo 1-chome
Shibuya-ku, Tokyo 150-0012

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

20

[*]
[*]

14.2                        Notice Date.  Any such notice or other document shall be deemed to have been duly given: (i) the next day on which commercial banks are open for regular business (excluding Saturdays) in the location of the recipient (a “Business Day”), if hand-delivered or sent by facsimile transmission and the sending machine has received a confirmatory answer-back from the addressee; (ii) three (3) Business Days after posting by domestic mail or international express courier; and (iii) seven (7) Business Days after posting by airmail.

15.                               GENERAL

15.1                        Relationships.  The Parties are independent contractors and none of the Parties shall be deemed an agent, employee, legal representative or partner of the other for any purpose whatsoever.

15.2                        Necessary Acts, Further Assurances.  The Parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Agreement, including any necessary patent assignments or other documents necessary to record title to the IP Rights in Apollo.

15.3                        Governing Law; Dispute Resolution.  This Agreement shall be governed by the laws of the state of New York, without regard to the conflicts of law principles thereof.  Any dispute or controversy arising out of or relating to this Agreement, its construction or its actual or alleged breach will be decided by mediation.  If the mediation does not result in a resolution of such dispute or controversy, it will be finally decided by final and binding arbitration before JAMS-Endispute (“JAMS”), or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq.  Olympus, Apollo or the Representative Institution on behalf of the FTE Group may commence the arbitration process called for in this agreement by filing a written demand for arbitration with JAMS, with a copy to the other entity given as provided in Section 14 above.  The arbitration will be conducted in accordance with the provisions of the JAMS Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration.  The place of arbitration shall be New York, New York.  Olympus, Apollo and the Representative Institution will cooperate with JAMS and with one another in selecting a single arbitrator from JAMS’ panel of neutrals, and in scheduling the arbitration proceedings.  The Parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs.  The provisions of this paragraph and any arbitration award may be enforced by any court of competent jurisdiction, and the Party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the Party against whom enforcement is ordered.  Notwithstanding the foregoing, the provisions of this Section 15.3 will not apply to decisions on the validity of patent claims or to any dispute or controversy as to which any treaty or law prohibits such arbitration.

15.4                        Severability.  If any term or provision of this Agreement shall for any reason be held invalid, such invalidity shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision had not been contained

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

21

herein, unless the said term or provision materially, adversely affects the purpose or intent of this Agreement.

15.5                        Schedules.  The schedules to this Agreement constitute a part of this Agreement and are incorporated into this Agreement by this reference.  Should any inconsistency exist or arise between a provision of this Agreement and a provision of any exhibit, schedule, or other incorporated writing (regardless of when it is attached), the provisions of this Agreement shall prevail.

15.6                        Headings.  The headings in this Agreement are included for convenience only and shall neither affect the construction or interpretation of any provision in this Agreement nor affect any of the rights or obligations of the Parties.

15.7                        Entire Agreement.  This Agreement, together with the Joint Research Agreement, constitute the entire agreement and understanding of the Parties and supersedes all prior oral or written agreements, understandings or arrangements between them relating to the subject matter of this Agreement, including Section 4 (Confidentiality) of the Joint Research Agreement and the CDA.  Except for the documents and agreements specifically referred to herein no other agreements are required or contemplated with respect to the matters set forth herein or contemplated hereby.  No Party shall be entitled to rely on any agreement, correspondence, understanding or arrangement that is not expressly contained in this Agreement.

15.8                        Nonwaiver.  No failure or delay on the part of any Party to exercise any right or remedy under this Agreement shall be construed or operate as a waiver thereof nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy as the case may be.

15.9                        Amendments.  No amendment or variation of or supplement to this Agreement shall be valid unless it is in writing and signed by authorized representatives of the FTE Group, Apollo and Olympus.

15.10                 Counterpart Originals.  This Agreement or any agreement expressed to be supplemental hereto may be executed in any number of counterparts and by different Parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

15.11                 Force Majeure.  No party shall be held liable or responsible to the other parties nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including, without limitation, fire, floods, earthquakes, natural disasters, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, terrorist actions, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

22

IN WITNESS whereof, the Parties have entered into this Agreement as of the day and year first above written.

APOLLO ENDOSURGERY, INC.

By:	/s/ Dennis L. McWilliams
Name:	Dennis L. McWilliams
Title:	CEO
Date:	November 5, 2009

UNIVERSITY OF TEXAS MEDICAL BRANCH AT GALVESTON

By:	/s/ James C. Arie, Ph.D.
Name:	Dr. James C. Arie, Ph.D.
Title:	Assistant Vice President, Center for Technology Development
Date:	11.6.09

JOHNS HOPKINS UNIVERSITY

By:	/s/ Wesley Blakestee
Name:	Wesley Blakestee
Title:	Executive Director, JHTT
Date:	11/20/09

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

By:	/s/ Steven P. VanNurden
Name:	Steven P. VanNurden
Title:	Assistant Treasurer
Date:	January 27, 2016

[  ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

23

MUSC FOUNDATION FOR RESEARCH DEVELOPMENT

By:	/s/ W.C. Hood, Jr.
Name:	W.C. Hood, Jr.
Title:	Executive Director
Date:	8 Feb 2010

THE CHINESE UNIVERSITY OF HONG KONG

By:	/s/ Alice Man Wai Ngan
Name:	/s/ Ngan, Alice Man Wai (Ms)
Title:	Director, Technology Licensing Office
Date:	November 10, 2009

OLYMPUS CORPORATION

By:	/s/ Koji Koda
Name:	Koji Koda
Title:	Division Manager
Date:	November 4, 2009

[  ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

24

EXHIBIT A

JOINT RESEARCH AGREEMENT

dated October 1, 2003 between Olympus and FTE Group

[  ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

JOINT RESEARCH AGREEMENT

AMONG

OLYMPUS OPTICAL CO., LTD.

JOHNS HOPKINS UNIVERSITY

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

THE UNIVERSITY OF TEXAS MEDICAL BRANCH

MUSC FOUNDATION FOR RESEARCH DEVELOPMENT

THE CHINESE UNIVERSITY OF HONG KONG

[  ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Table of Contents

1.	DEFINITIONS		2

2.	COLLABORATIVE RESEARCH		4

	2.1	Scope of Agreement	4

	2.2	Representative Institution	4

	2.3	Working Group	5

	2.4	Project Plans	5

	2.5	Research. Activities	6

	2.6	Loaned Equipment and Prototypes	7

	2.7	Project Management	7

	2.8	Payments	7

	2.9	Termination of Projects	8

	2.10	Compliance	8

3.	INTELLECTUAL PROPERTY RIGHTS		9

	3.1	Ownership	9

	3.2	Olympus Inventions	9

	3.3	FTE Group Inventions	10

	3.4	Joint Inventions	14

	3.5	Negotiation of Exclusive Project License	17

	3.6	Determination of Ownership of Existing Patent Applications	17

	3.7	Prosecution/Defense of IP Claims	18

4.	CONFIDENTIALITY		19

	4.1	Restriction on Disclosure	19

	4.2	Definition	20

	4.3	Publication	20

5.	REPRESENTATIONS AND WARRANTIES		21

	5.1	Authority	21

	5.2	Intellectual Property	23

6.	INDEMNITY; LIMITATION OF LIABILITY		24

	6.1	Indemnity	24

	6.2	Limitation of Liability	24

	6.3	Maintenance of Insurance	24

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Joint Research Agreement

i

7.	DURATION AND TERMINATION		25

	7.1	Term	25

	7.2	Termination	25

	73	Effect	26

8.	NOTICE		27

	8.1	Notice	27

	8.2	Procedure	27

	8.3	Effective Date	27

9.	GENERAL		28

	9.1	Assignment	28

	9.2	Relationships	28

	9.3	Necessary Acts, Further Assurances	28

	9.4	Dispute Resolution	28

	9.5	Severability	29

	9.6	Schedules	29

	9.7	Headings	29

	9.8	Entire Agreement	29

	9.9	Non-waiver	29

	9.10	Amendments	30

	9.11	Counterpart Originals	30

	SCHEDULE 1.1
	EXISTING PATENT APPLICATIONS		32

	SCHEDULE 2.4
	PROJECT PLANS		36

	SCHEDULE 2.5 (d)
	LIST OF RESEARCHING PHYSICIANS		37

	SCHEDULE 2.6
	USE OF LOANED EQUIPMENT		38

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ii

JOINT RESEARCH AGREEMENT

This Joint Research Agreement, together with the Schedules and Exhibits hereto (“Agreement”), is made as of the 15th day of December, 2001 (“Effective Date”), between and among Olympus Optical Co., Ltd. (“Olympus”), a company incorporated in Japan having its registered office at 43-2, Hatagaya 2-chome, Shibuya-ku, Tokyo, Japan, Johns Hopkins University (“JHU”), an education corporation organized, incorporated under the laws of the State of Maryland, having its administrative offices at 111 Market Place, Suite 906, Baltimore, MD 21202, the Mayo Foundation for Medical Education and Research (“MAYO”), a tax exempt Minnesota non-profit corporation having its administrative offices at 200 First St. S.W., Rochester, MN 55905, The University of Texas Medical Branch (“UTMB”) a state institution of higher education established under the laws of the State of Texas as a component of The University of Texas System (“System”) having its administrative offices at Suite 1.200, 1700 The Strand, 301 University Blvd., Galveston, Texas 77555-0926, MUSC Foundation for Research Development (“MUSCFRD”) on behalf of the Medical University of South Carolina (“MUSC”), a 501C3 not-for-profit affiliate of MUSC, having its administrative offices at 261 Calhoun Street, Suite 305, Charleston, SC 29425, and The Chinese University of Hong Kong (“CUHK”), an institute of higher learning incorporated under a Hong Kong ordinance having its administration office at Shatin, New Territories, Hong Kong SAR, China.

RECITALS

A.                                                                                    JHU, MAYO, UTMB, MUSCFRD and CUHK formed The FTE Group (as hereafter defined) in June, 2001 under terms described in the FTE Interinstitutional Agreement dated March 15, 2000, to jointly study certain medical procedures, techniques, methods and technologies for flexible transluminal endotherapy and flexible endoscopic surgery.

B.                                                                                    Olympus is engaged in researching, developing and manufacturing various endoscopic products and selling them throughout the world, and has developed a reputation for the high quality of such products.

C.                                                                                    The FTE Group and Olympus desire to establish a cooperative and collaborative relationship for researching and developing certain therapeutic devices that might be inserted with a flexible endoscope through the gastrointestinal tract for specific operations and procedures.

D.                                                                                    The FTE Group members jointly own rights to FTE Group Inventions (as hereinafter defined) developed prior to the Effective Date of this Joint Research Agreement, and jointly with Olympus own all rights to Joint Inventions (as hereinafter defined) developed prior to the Effective Date of this Joint Research Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

E.                                                                                     The Parties contemplate that through this Agreement Olympus will provide support for Research undertaken by the FTE Group Principal Investigators (as hereinafter defined), researchers working for them, and Olympus, and acquire various rights to the additional FTE Group Inventions and Joint Inventions that such Research yields.

In consideration of the mutual promises and conditions in this Agreement, the Parties hereby agree as follows:

1.                                      DEFINITIONS

In this Agreement the following words and expressions shall have the meanings indicated.

“Attachment” means FTE therapeutic devices/instrumentation developed pursuant to the Project Plans that are to be attached to the Base System.

“Base System” means a system comprised of an endoscope and endoscopic video imaging system.

“Cash Royalties” means, with respect to the sublicense by Olympus of FTE Group Inventions or the sublicense by any of the Parties of Joint Inventions, (i) the net royalty payments, license fees, up-front fees and success payments received by a Party in cash, (ii) in the case of stock received by a Party as consideration for any such sublicense, the net cash proceeds received by a Party from the sale of such stock and (iii) in the case of stock options or warrants received by a Party as consideration for any such sublicense, the net cash proceeds received by a Party upon the sale of stock received as a result of exercising such stock option or warrant.

“Exclusive Project License” shall have the meaning set forth in Section 3.5.

“Existing Patent Applications” means those patent applications identified in Schedule 1.1.

“FTE” means flexible transluminal endotherapy, also sometimes referred to in the medical field as flexible endoscopic surgery.

“FTE Group” means JHU, MAYO, UTMB, MUSCFRD and CUHK, collectively.

“FTE Group Inventions” means Inventions developed solely through the efforts of one or more Institutions in the field of FTE during the term of the agreement or performed prior to the Effective Date with funds or based upon or relating to information previously provided by Olympus.

“FTE Interinstitutional Agreement” means a collaborative agreement among the Institutions which outlines and delineates, solely among those institutions, the procedures they will follow among themselves regarding the administration of matters associated with intellectual property resulting from the research on FTE, including but not limited to patent prosecution, licensing and sponsored research.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Infringement Claim” shall have the meaning set forth in Section 3.7.

“Institution or Institutions” means any of JHU, MAYO, UTMB, MUSCFRD and CUHK or combinations thereof.

“Invention” means any information, ideas, methods, data, inventions, works, rights, properties, technology and know-how, whether patentable or not, that is conceived, created, discovered, developed or invented by any Party or Parties hereto, as a result of the Research.

“IP Rights” means Patents and Other IP Rights.

“Joint Inventions” means Inventions developed through the efforts of Olympus and one or more Institutions.

“License Option” shall have the meaning set forth in Section 3.3 (b).

“License Option Period” means with respect to a particular FTE Group Invention, a period of [*] from the date that the Representative Institution provides written notice to Olympus pursuant to Section 3.3 (a) concerning such FTE Group Invention.

“Loaned Equipment” means any endoscopes and other equipment Olympus may loan or make available to any Institution to carry out Research in accordance with a Project Plan.

“Net Sales Price” means [*]

“Olympus Inventions” means Inventions developed solely by Olympus or its affiliates.

“Other IP Rights” means copyrights, mask work rights, trade secrets, and other proprietary or other intellectual property rights, together with any and all applications, registrations, renewals and extensions, arising out of any Invention, the Existing Patent Applications or the Research; but excludes Patents and rights in trademarks, trade names, service marks, or other product or corporation identifications (and any related applications, registrations, renewals and extensions).

“Party or Parties” means Olympus and each of the Institutions or all of them as the case may be.

“Patent Costs” shall have the meaning set forth in Section 3.4(e)(ii).

“Patents” means issued patents and patent applications arising out of any Invention, the Existing Patent Applications or the Research, including any division, continuation, or continuations-in-part thereof, any reissue or extension of any patent issuing thereon, any patents issuing on such patent applications, together with any corresponding patent applications and patents in other countries.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Principal Investigators” means [*].

“Project” means each of four FTE research and development efforts that are currently referred to as the [*] projects, undertaken in accordance with a Project Plan therefore approved in accordance with Section 2.4 and carried out in accordance with the terms of this Agreement, to develop [*].

“Project Plan” means a detailed written plan for undertaking and completing the research and development for a Project including, without limitation, overall research objective for the Project, research plan, list of required resources to carry out the Project, schedule, task assignments for each Party, success criteria and deliverables.

“Prototypes” means any FTE device or product developed by Olympus pursuant to a Project Plan.

“Representative Institution” means UTMB, or such other Institution selected to represent the Institutions as provided in Section 2.2.

“Research” means research and development for each Project undertaken in accordance with the relevant Project Plan therefore, and any research and development that any Institution may have performed prior to the Effective Date or prior to or during the development of a Project Plan, where such prior research concerns or is related to FTE and was performed with funds or based upon or relating to information previously provided by Olympus relating to FTE including, without limitation, the research and development referred to in Section 2.5 (e).

“Research Period” means a period of twenty-four months commencing upon the date the first Project Plan is approved pursuant to Section 2.4.

“Royalty Base” means the Net Sales Price of an Attachment embodying any of the Patents licensed to Olympus pursuant to Section 3.3(c) of this Agreement multiplied by a fraction the numerator of which is the [*] and the denominator of which is the [*] for such Attachments, as adjusted pursuant to Section 3.3 (f)].  In no event shall the numerator of the foregoing fraction include any [*].

“Working Group” shall have the meaning set forth in Section 2.3.

2.                                      COLLABORATIVE RESEARCH

2.1                               Scope of Agreement.  Olympus and the FTE Group, acting through the Representative Institution, shall undertake the Research and perform their other duties and obligations set forth in this Agreement in accordance with the terms hereof.

2.2                               Representative Institution.

(a)                                 The FTE Group hereby appoints UTMB as the Representative Institution, to act as their sole agent, with full authority to represent

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

each of the Institutions, for all purposes arising out of, related to or in connection with this Agreement, including, without limitation, sending and receiving notices (except the notice to change the Representative Institution set forth in Section 2.2 (b)), waiver or release of rights and amendment of any of the terms of this Agreement, unless and until the FTE Group elects a new Representative Institution as provided in Section 2.2 (b).  The contact person for the Representative Institution shall be the individual whose name is listed in Section 8.2 (b) as the contact person for the Institution appointed as the Representative Institution.

(b)                                 The FTE Group may, at any time, by sending written notice to Olympus signed by the duly appointed representative of each Institution, change the Institution appointed as the Representative Institution for purposes of this Agreement.

2.3                               Working Group.  Promptly upon execution of this Agreement, Olympus and the FTE Group will meet to form one working group, comprised of such Principal Investigators, other researchers and other individuals from each Institution and such representatives from Olympus, as may be agreed between Olympus and the FTE Group (“Working Group”), to carry out and manage, on a day to day basis, each Project.

2.4                               Project Plans.  The Parties will cause the Working Group, promptly after being formed, to meet to discuss and develop a draft Project Plan to carry out each Project.  When the Working Group has created a draft Project Plan acceptable to the members of the Working Group, the Parties shall cause the relevant Working Group to provide a copy of the draft to Olympus and the Representative Institution for approval. The Representative Institution shall ensure that each Project Plan is acceptable to each Institution participating in such Project.  If a draft Project Plan meets with the approval of Olympus and the Representative Institution, then each of Olympus and the Representative Institution shall sign such Project Plan and such Project Plan will be attached as a Schedule to and become part of this Agreement.  If a draft Project Plan is not approved by Olympus and the Representative Institution, then Olympus and the Representative Institution shall send the draft Project Plan back to the Working Group with comments and the Parties shall cause the Working Group to revise the draft Project Plan until it is approved by Olympus and the Representative Institution or Olympus and the Representative Institution determine that it is not feasible to develop an acceptable Project Plan.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.5                               Research Activities.

(a)                                 Upon approval of a Project Plan by Olympus and the Representative Institution pursuant to Section 2.4, the Parties shall cause the Working Group to commence Research in accordance with the Project Plan and each of the Parties shall undertake the tasks, provide such resources and personnel and otherwise undertake such actions as are necessary and appropriate to carry out the Research in accordance with the Project Plan.  Notwithstanding the foregoing, Olympus shall have no obligation to provide any research funds, research grants or otherwise make any payment to any Institution or FTE Group pursuant to this Agreement, except as expressly set forth in Sections 2.8 (a) — (d), 3.3 (c) (i), 3.3 (e), 3.3 (f), 3.4 (a), 3.4 (b) (vi) and 3.6 (c).

(b)                                 The Parties shall cause the Working Group to organize itself in an efficient manner to carry out all Research contemplated by the Project Plans and to meet at least twice a year to discuss and review the progress of the Research for each Project in light of the Project Plans therefore.

(c)                                  Nothing in this Agreement shall prevent Olympus, directly or with any third party, from engaging in any research and development activities that may be the same as or similar to any of the Research.  Olympus shall have no obligation to any Party hereto with respect to such other research and development activities.

(d)                                 The FTE Group shall ensure that the individual Principal Investigators and researchers at each Institution listed in Schedule 2.5 (d) shall undertake the Research for each Project on behalf of the FTE Group.  At any time upon three months written notice from the Representative Institution, the FTE Group may substitute a different doctor or researcher of similar standing in the medical profession to replace an individual listed in Schedule 2.5(d) with the prior written approval of Olympus which shall not be unreasonably withheld.  The Institutions shall only propose for inclusion on the list those individuals qualified by education, training and experience to perform the contemplated Research and that have secured and will maintain all licenses or other certificates of authority required to practice their profession.  Olympus may request the removal of any Principal Investigator or researcher listed on Schedule 2.5(d) who materially breaches this Agreement.

(e)                                  The FTE Group and Olympus both acknowledge and agree that the FTE Group has, together with Olympus, engaged in certain research activities relating to FTE that commenced on July 24,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1998 and that all such research activities will be deemed “Research” for purposes of this Agreement.

(f)                                   The FTE Group does not guarantee specific results with respect to any Research that may be conducted by the Institutions pursuant to this Agreement.  Furthermore, the FTE Group does not guarantee that any patent rights will result from the Research, that the scope of any patent rights that may result from the Research will cover Olympus’ commercial interest, or that any such patent rights will be free of dominance by other patents.

2.6                               Loaned Equipment and Prototypes.  During the term of this Agreement, Olympus may, in furtherance of the Research, provide Loaned Equipment and/or Prototypes to one or more Institutions.  The FTE Group and each Institution hereby agrees to the terms set forth in Schedule 2.6, which shall apply to all Loaned Equipment and Prototypes.  The FTE Group and each Institution hereby agrees to return any such Loaned Equipment to Olympus upon demand by Olympus.

2.7                               Project Management.  The Representative Institution and Olympus shall manage the Research conducted by the Working Groups during the Research Period.  However, each Institution participating in a Project will be responsible for overseeing and managing the day to day Research carried out pursuant to each Project Plan approved in accordance with Section 2.4.  At the request of Olympus or as otherwise agreed by Olympus and the Representative Institution, the Representative Institution and Olympus shall meet to discuss and exchange information about the progress and findings of the Research.  If; during the course of carrying out the Research any issues arise that cannot be resolved by the Parties’ members of the Working Groups, the Parties shall cause such issues to be referred to representatives of Olympus and the Representative Institution for resolution.  If such representatives cannot amicably resolve any such issue within sixty days after such matter has been referred to such representatives, then such issue shall be settled by arbitration pursuant to Section 9.4.

2.8                               Payments.

(a)                                 Within sixty days after the Effective Date, Olympus shall pay the FTE Group [*].

(b)                                 Within sixty days after Olympus and the Representative Institution have agreed on the first Project Plan pursuant to Section 2.4, Olympus shall pay the FTE Group, the amount of costs to be borne by the FTE Group for the first year of Research conducted pursuant to such Project Plan, up to a maximum amount of [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)                                  Within sixty days after the first anniversary date of this Agreement, Olympus shall pay the FTE Group, the amount of costs to be borne by the FTE Group for the second year of Research conducted pursuant to all Project Plans approved pursuant to Section 2.4, up to a maximum amount of [*].

(d)                                 At any time during the term of this Agreement, Olympus may elect to extend the term of this Agreement for an additional one-year period by notifying the Representative Institution in writing and paying the FTE Group [*].

(e)                                  All payments to be made by Olympus to the FTE Group pursuant to this Agreement including, without limitation, the royalty and other fees payable pursuant to Article 3, shall be paid by Olympus by wire transfer in immediately available funds, net of any withholding or similar taxes to the bank account of the Representative Institution notified by the Representative Institution in writing to Olympus, for the benefit of the FTE Group.  The Representative Institution shall be responsible for paying the appropriate Institution(s) in accordance with such contractual arrangements as may exist among the Institutions.

2.9                               Termination of Projects.  At any time during the Research Period, by mutual agreement of Olympus and the Representative Institution, the Parties may terminate Research for any Project.  The FTE Groups shall not be required, as a result of any such termination, to repay Olympus any of the sums Olympus paid to the FTE Group pursuant to Section 2.8.

2.10                        Compliance.  Each Party shall:

(a)                                 refrain from using the name of any other Party or related organization or governing body in connection with any products arising from the Research or this Agreement, unless it first obtains the consent of the Party whose name is to be used;

(b)                                 comply strictly with all applicable national, federal, state and local laws and regulations in connection with its activities pursuant to this Agreement, including without limitation all restrictions on the transport of technology or equipment across national borders.  Without limiting the foregoing, Olympus shall be responsible for preparing and filing applications for permits and other approvals necessary in order to export Inventions or Prototypes across national borders, provided, that (i) the Representative Institution shall in a timely manner provide Olympus such information and the Institutions shall undertake such acts reasonably necessary in order for Olympus to apply for such permission, including without

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

limitation any permission necessary in order to re-export such Inventions or release them to a foreign national in the United States who is not a U.S. citizen or permanent resident alien; (ii) each Institution shall permit such applications to be filed in its name (provided that Olympus first obtains the consent of the Institution whose name is to be used) and provide information and witnesses as needed and sign the application and any related documents as necessary; and (iii) the foregoing shall without limitation apply to any application for export permission from the U.S. Patent & Trademark Office, Food and Drug Administration, Bureau of Administration (Department of Commerce), or the Office of Foreign Assets Control (Department of the Treasury); and

(c)                                  insure that it does not promote or test market or otherwise commercialize a device that is the subject of the Research or otherwise make representations about its safety and effectiveness except as permitted by law as determined in advance solely by Olympus.

3.                                      INTELLECTUAL PROPERTY RIGHTS

3.1                               Ownership.

(a)                                 Olympus Inventions.  Olympus shall own all rights (including, without limitation, all IP Rights) in and to the Olympus Inventions.

(b)                                 FTE Group Inventions.  The FTE Group shall own all rights (including, without limitation, all IP Rights) in and to the FTE Group Inventions.

(c)                                  Joint Inventions.  Olympus on the one hand and the FTE Group on the other hand shall each equally own all rights (including, without limitation, all IP Rights) in and to the Joint Inventions.

3.2                               Olympus Inventions.

(a)                                 No License Grant.  Olympus shall retain sole ownership and rights to all Olympus Inventions and shall have complete discretion as to whether to apply for any Patents or apply to obtain Other IP Rights for any Olympus Inventions.  Nothing in this Agreement shall be deemed to grant any Institution any license of or rights to any Olympus Inventions.

(b)                                 Disclosure.  Prior to filing any United States or European patent application for Olympus Inventions, Olympus shall notify the Representative Institution, unless (i) disclosure of such Olympus Invention is prevented or restricted pursuant to an agreement with

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

a third party or (ii) such Olympus Invention contains any proprietary information provided by any doctors, institutions or hospitals other than any Institution.  Except as set forth in this Section 3.2(b), Olympus shall have no obligation to make any disclosures to the other Parties to this Agreement concerning Olympus Inventions.

3.3                               FTE Group Inventions.

(a)                                                         Disclosure.  Each Institution shall, promptly and in writing disclose to the Representative Institution and the Representative Institution shall promptly and in writing disclose to Olympus all material findings and Inventions arising from Research conducted by the FTE Group in sufficient detail so as to enable Olympus to evaluate such FTE Group Invention and to determine whether Olympus desires to exercise its License Option pursuant to Section 3.3 (c).

(b)                                                         Patent Applications.  The FTE Group may decide which, if any, of the FTE Group Inventions the FTE Group desires to file patent applications for.  If the FTE Group decides to file patent applications for a FTE Group Invention, the FTE Group shall ensure at a minimum that such patent applications for such FTE Group Invention are filed in the United States.  Notwithstanding the foregoing, if Olympus exercises its License Option with respect to a FTE Group Invention pursuant to Section 3.3 (c) for which the FTE Group has not filed a patent application, Olympus shall have the right to (i) prepare one or more draft patent applications for such FTE Group Invention, (ii) revise such patent applications to incorporate such changes as Olympus believes is necessary or desirable after considering any comments concerning such draft patent application that the FTE Group may timely provide and (iii) have the Representative Institution file such patent applications, as revised, in such countries as Olympus may notify the Representative Institution in writing and have the Representative Institution prosecute such patent applications in accordance with the provisions of Section 3.3 (d).

(c)                                                          License Option.

(i)                                                             At any time until the term of this Agreement and the License Option Period have both expired, with respect to each FTE Group Invention, Olympus shall have an exclusive option (the “License Option”) to obtain a license from the FTE Group on the terms set forth in Section 3.3 (e).  In order to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

exercise the License Option and obtain the license set forth in Section 3.3(e) with respect to an FTE Group Invention, Olympus shall notify the Representative Institution that it is exercising the License Option and agree to:

A.                                          Reimburse the FTE Group for the reasonable, out of pocket patent filing and prosecution costs comprised of payments to unaffiliated third parties and incurred by the FTE Group for patent applications for FTE Group Inventions previously filed by the FTE Group for which Olympus is exercising its License Option through the date of exercise of such option and pay all subsequent, reasonable, external costs of prosecuting such patent applications, or with respect to patent applications prepared by Olympus pursuant to Section 3.3(b), pay the reasonable, external costs incurred by the FTE Group in filing and prosecuting such patent applications; and

B.                                          Make a one-time payment of [*] to the FTE Group with respect to such FTE Group Invention.

(ii)                                                          Olympus may at any time terminate Olympus’ obligation to pay the costs to file and prosecute any patent application for FTE Group Inventions for which Olympus has exercised its License Option, by providing 30 days written notice to the Representative Institution prior to any statutory deadlines or any shortened period for response.  Upon the expiration of such 30-day notice period, Olympus’ license with respect to such patent application set forth in Section 3.3(e)(i) shall terminate.  If the FTE Group opts to assume the right to prosecute such applications, it shall promptly reimburse Olympus for any costs that Olympus bears to maintain or prosecute such patent applications during the 30-day notice period.

(d)                                                         Filing and Prosecution of Patent Applications for FTE Group Inventions.

(i)                                           Subject to the provisions of this Section 3.3 the Representative Institution, on behalf of the FTE Group, shall coordinate the filing and prosecution of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

all applications for Patents based on FTE Group Inventions.  The Representative Institution shall file and diligently prosecute applications for Patents based on FTE Group Inventions in the United States and/or in those countries for which Olympus has agreed pursuant to Section 3.3 (c) to pay the reasonable, external costs of filing and prosecuting such patent applications. The Representative Institution shall be responsible for obtaining all assignments from the inventor(s) of FTE Group Inventions necessary for the Parties to fulfill their obligations and obtain the rights set forth in this Agreement.

(ii)                                        The Representative Institution shall provide Olympus with drafts of all patent applications for FTE Group Inventions and copy Olympus on all correspondence regarding FTE Group Inventions, patent applications therefore and prosecution thereof, including, without limitation, all correspondence exchanged with the US Patent and Trademark Office and any applicable foreign patent offices.  Prior to making any major decisions with respect to the filing or prosecution of patent applications for FTE Group Inventions the Representative Institution shall afford Olympus a reasonable opportunity to provide any comments Olympus may have.  In addition, the Representative Institution shall provide Olympus a minimum of 30 days to provide comments to the Representative Institution regarding patent office actions.  The Representative Institution shall consider in good faith all comments made by Olympus.

(e)                                                          License to FTE Group Inventions.  With respect to each FTE Group Invention for which Olympus exercises the License Option, the FTE Group shall be deemed to grant Olympus, effective upon Olympus exercise of such License Option, the following licenses, with the right to grant sublicenses, subject to the payment by Olympus to the FTE Group of [*] of all Cash Royalties received by Olympus for such sublicense:

(i)                                                             a license, under the Patents for such FTE Group Invention, to make, have made, use, offer for sale and sell the subject matter of any such Patents for any purpose whatsoever in the countries in which

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the Representative Institution applies for such Patents and in any other countries in which Patents issue or may issue thereon; and

(ii)                                                          a fully paid-up, perpetual world-wide license under the FTE Group’s Other IP Rights to make, have made, use, offer for sale and sell the subject matter of or any product incorporating such FTE Group Invention.

The foregoing licenses shall be exclusive; however

A.                                                            in the case of the licenses granted in Section 3.3, such licenses shall become non-exclusive upon the later to occur of the issuance of a Patent based on a FTE Group Invention or the expiration of the term of this Agreement, unless the Parties execute an Exclusive Project License which supercedes the terms governing such license, in which case the terms of such license will be as set forth in the Exclusive Project License; and

B.                                                            the FTE Group shall retain the right to use the IP Rights to the FTE Inventions for research, clinical and educational purposes, provided that such research, clinical studies and education is undertaken by and for the Institutions at their respective facilities.

(f)                                                           Royalty for Non-Exclusive License.

(i)                                                             If, at the expiration of the term of this Agreement, the Parties have not executed an Exclusive Project License, then Olympus shall pay the FTE Group a royalty for all licenses granted pursuant to Section 3.3(e)(i) in an amount equal to the [*] of the Royalty Base or [*] of the Net Sales Price of the Attachment received by Olympus.  The foregoing royalties shall accrue commencing upon [*]: (i) the date of issuance of the first U.S. Patent based on a patent application for FTE Group Inventions or (ii) the first commercial sale of a Product sold under such license.  Olympus shall pay the FTE Group royalties within [*] days after the end of each such quarter.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii)                                  The Royalty Base shall be adjusted to reflect additional Patents for FTE Group Inventions as of the date of issuance of such Patents.

(g)                                                          FTE Group License to Third Parties.  Upon expiration of the term of this Agreement, but not prior thereto, the FTE Group may offer to license to third Parties any Patents relating to FTE Group Inventions for which Olympus did not exercise a License Option.

3.4                               Joint Inventions.

(a)                                                         Nonexclusive Use.  Subject to the terms of this Agreement, Olympus and the FTE Group each have the right to use and exploit Joint Inventions (including all IP Rights thereto) for any purpose; including without limitation the development, manufacture and sale of products incorporating such Joint Inventions, with the right to license third Parties subject to [*] if the [*] is the licensing entity, then [*] shall be [*] that [*] or [*] pursuant to this Agreement.

(b)                                                         Prosecution of Patents for Joint Inventions During the Term.

(i)                                     During the term of this Agreement, and for a period of one year following the expiration or termination of this Agreement, Olympus shall have the sole right to apply for Patents for Joint Inventions in the name(s) of the Olympus inventors(s) (and/or if possible Olympus) and in the name(s) of the Co-inventor(s) at the Institutions as notified to Olympus by the Representative Institution. The Representative Institution shall be responsible for obtaining assignments from the inventor(s) of Joint Inventions at the Institutions and Olympus shall be responsible for obtaining assignments from the inventor(s) of Joint Inventors at Olympus that are necessary for the Parties to fulfill their obligations and obtain the rights set forth in this Agreement.

(ii)                                  Olympus shall prepare all applications for such Patents and shall provide a draft of the first United States application for Patents to the Representative Institution, which shall be responsible for coordinating and obtaining comments from the co-inventor(s) at the Institutions in a timely manner and providing such comments to Olympus within 30 days of receipt of each such draft.  Olympus shall consider all such comments in good faith and shall endeavor to finalize the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

application in such a manner as to provide the best protection for Olympus and the co-inventor(s) at the Institutions. Olympus shall also provide the Representative Institution with copies of correspondence with the U.S. Patent and Trademark office necessary to enable the Representative Institution to track the prosecution of Joint Inventions and shall provide the Representative Institution a minimum of 30 days to provide comments to Olympus regarding patent office actions.

(iii)                               The Representative Institution shall, in a timely manner, provide Olympus with all information and undertake all acts, necessary for Olympus to apply for, prosecute and obtain Patents for such Joint Inventions and in any event shall respond to Olympus within the time periods set forth in Section 3.4(b)(ii).

(iv)                              Olympus may, at any time and in Olympus’s sole discretion, cease prosecuting any or all applications for such Patents by providing 30 days written notice to the Representative Institution, provided however, that Olympus shall not be entitled to any credit or refund of any amounts paid to the FTE Group or for any costs that Olympus may have borne to prosecute such patent applications.  In such a case, the Representative Institution may assume the right to prosecute such applications at the sole option and expense of the FTE Group, provided that the FTE Group promptly reimburse Olympus for any costs that Olympus has borne to maintain or prosecute such patent applications during the 30-day notice period.

(v)                                 Olympus may, but shall have no obligation to, file any patent application for Joint Inventions or respond to any patent office actions with respect thereto.

(vi)                              Olympus shall pay the FTE Group [*] for each Joint Invention for which Olympus files one or more patent applications during the term of this Agreement.

(c)                                                          Exclusive Use During Term.  During the term of this Agreement and for a period of one year thereafter, the FTE Group shall not grant any third party the right to use or otherwise exploit any Joint Invention.  For the avoidance of doubt, the Institutions shall however have the right to use the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IP Rights to the Joint Inventions for research, clinical and educational purposes, provided that such research, clinical studies and education are conducted by and for the Institutions at their respective facilities.

(d)                                                         Exclusive Project License.  If the Parties enter into the Exclusive Project License, their rights to exploit Joint Inventions shall be as set forth in such Exclusive Project License.  If the Parties do not enter into the Exclusive Project License, their rights to exploit Joint Inventions after the term of this Agreement shall be as set forth in this Agreement.

(e)                                                          Prosecution of Patents for Joint Inventions After Expiration of Agreement.

(i)                                     Each of Olympus and the FTE Group shall, in accordance with the provisions of this Agreement: A. undertake and deliver to the other any and all such assignments, consents, documentation or further instruments of transfer or license and such records, data or other documents and information relating to the Joint Inventions and subject matter of the IP Rights relating thereto and B. take all such other actions and render such assistance to the other entity as the other entity may deem necessary or desirable to ensure and perfect its ownership of the Inventions and IP Rights related thereto and to obtain the full benefits of its ownership of the Inventions and IP Rights related thereto.  In the event either of the FTE Group or Olympus is unavailable to take such actions, such unavailable entity hereby appoints irrevocably the other entity as its attorney-in-fact to take any and all such actions on the unavailable entity’s behalf.

(ii)                                  Commencing one year after the expiration or termination of this Agreement and subject to the approval of the other entity (such approval not to be unreasonably delayed or withheld), each of Olympus and the FTE Group shall have the right to file, prosecute and maintain all patent applications and patents for Joint Inventions not previously filed by Olympus; provided, however, that the performance of such activities by either entity shall have no effect on the joint ownership of the Joint Inventions as provided in Section 3.4 (a) above.  The costs incurred in filing, prosecuting and maintaining patent applications and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

patents for the Joint Inventions (the “Patent Costs”) shall be borne by Olympus in case both such entities agree to take such action or actions, and shall be unilaterally borne by the entity desiring to take such action or actions, in case the other entity does not agree to taking such action or actions.  In all cases Patents arising from the subject matter of Joint Inventions filed or maintained by Olympus, the FTE Group or jointly, shall be equally owned by Olympus on the one hand and the FTE Group on the other hand to the extent allowed under applicable law.

3.5                               Negotiation of Exclusive Project License.  No later than two years from the commencement of the Research Period, the Representative Institution and Olympus shall meet in good faith to discuss and negotiate the terms of an agreement pursuant to which, for each Project, the FTE Group would grant Olympus an exclusive, world-wide license to all FTE Group Inventions (including all IP Rights thereto) and the exclusive right to exploit all Joint Inventions (including all IP Rights thereto) (“Exclusive Project License”).

3.6                               Determination of Ownership of Existing Patent Applications.

(a)                                                         No later than sixty (60) days after the Effective Date of this Agreement, representatives from Olympus and the Representative Institution shall meet to discuss and resolve which of the Existing Patent Applications are owned by Olympus or one or more Institutions, and which Inventions made prior to the Effective Date are FTE Group Inventions, Olympus Inventions or Joint Inventions, and shall confirm their understanding in a written agreement.

(b)                                                         If Olympus and the Representative Institution are unable to resolve ownership of the Existing Patent Applications or the Inventions referred to in Section 3.6 (a) within 45 days of the meeting referred to in such Section, then either of them may declare a deadlock and within 30 days a duly authorized representative of each such Party shall meet in New York, New York to attempt a resolution.  If such representatives are unsuccessful in resolving the deadlock within 30 days, then either such Party may demand mediation via JAMS/Endispute to resolve such deadlock.  If the deadlock is not resolved through mediation within sixty (60) days after referral for mediation then any of the Parties hereto may terminate this Agreement by providing written notice to the other Parties and without prejudice to any of the Parties’ rights or claims to any of the Existing Patent Applications.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)                                                          For those Existing Patent Applications that are determined to be based on FTE Group Inventions or Joint Inventions, Olympus shall have the option, exercisable within 30 days upon written notice to the Representative Institution, to take over prosecution of such Existing Patent Applications and for each such Existing Patent Application for which Olympus exercises such option pay the FTE Group [*] and reimburse the FTE Group’s reasonable, external costs of filing and prosecuting such Existing Patent Application(s) through the date of Olympus’ exercise of such option.  The provisions of Sections 3.3(c)-(e) shall apply to Existing Patent Applications determined to be owned by the FTE Group for which Olympus exercises its option pursuant to this Section.  The provisions of Sections 3.4(b)(i)-(vi) and 3.4(c)-(d) shall apply to Existing Patent Applications determined to be jointly owned by Olympus and one or more Institutions.  For Existing Patent Applications for which Olympus does not exercise its option pursuant to this Section, the provisions of Section 3.4(e) shall apply regardless of whether such application concerns an FTE Group Invention or a Joint Invention.

3.7                               Prosecution/Defense of IP Claims

(a)                                                         Any Party which becomes aware that a third party is infringing one or more Parties’ IP Rights, or which becomes aware that a third-party has claimed or is likely to claim that any activity by a Party in connection with the matters contemplated by this Agreement infringes a third party’s IP Rights (collectively, an “Infringement Claim”), shall immediately notify the Representative Institution and Olympus in writing.  Promptly after receiving such notice, the Representative Institution and Olympus shall meet to determine which Parties desire to participate in the prosecution or defense of such alleged Infringement.

(b)                                                         Olympus shall have the sole right to determine if any action will be taken on account any Infringement Claim that involves Olympus Inventions or IP Rights held solely by Olympus.

(c)                                                          With respect to any Infringement Claim involving FTE Group Inventions or Joint Inventions, Olympus and the FTE Group shall each have the right, but not the obligation, to commence or join in the prosecution or defense of such Infringement Claims, after giving reasonable notice to the other.  Olympus, if it so desires, may direct the handling of such prosecution, defense or settlement with respect to any claims concerning Joint Inventions and related IP Rights, and any claims

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

concerning FTE Group Inventions and related IP Rights for which it exercises its License Option, or announces its desire to obtain an exclusive license, and in either case Olympus shall have the sole right to select and employ legal counsel for the Parties with respect to such Infringement.

(d)                                                         Any suit or settlement concerning an Infringement Claim shall be prosecuted and defended solely at the expense of the Party or Parties participating in such action, such expense to be evenly split between Olympus and the FTE Group in the event that both elect to participate.  All sums recovered in connection with such suits or settlements, whether as damages, profits or otherwise, shall be retained by the entities participating in the action, and allocated among them in the same proportion that they bore the expenses.  A Party that has opted not to join in the prosecution or defense of a claim shall nonetheless cooperate with those Parties that are investigating, prosecuting or defending such claim as reasonably necessary, including without limitation permitting a legal action to be filed in their name or names and providing information and witnesses as needed.

(e)                                                          If, as a result of a decree or judgment entered in any infringement suit, proceeding or settlement relating to an FTE Group Invention, Olympus is obliged to obtain a license from or to otherwise make payments of royalties, damages or other monies to a third party, Olympus may offset any such payments against [*] of the royalty payments which would otherwise be or become due to the FTE Group.  Such offset right shall be in addition to, and not in lieu of, any other rights Olympus has under applicable law or this Agreement.

4.                                      CONFIDENTIALITY

4.1                               Restriction on Disclosure.  During the term of this Agreement and for [*] years thereafter, no Party shall disclose any Confidential Information (as defined below), whether to any third party or to any personnel of either Party, except those who require access to such Confidential Information to accomplish the purposes of this Agreement and except as set forth in Section 4.3.  The receiving Party shall take the same precautions and degree of care to protect the confidentiality of Confidential Information disclosed by the disclosing Party that it takes with respect to its own confidential and proprietary information of like importance, and in any event such degree of care shall not be less than that reasonably necessary in order to maintain the secrecy of the Confidential Information.  No Party shall use the Confidential Information disclosed by another Party for any

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

purpose other than the purposes for which that Confidential Information was disclosed.

4.2                               Definition.

(a)                                                                                 For the purpose of this Agreement, “Confidential Information means the terms of this Agreement, the Prototypes and any information relating to them, and any and all information that is disclosed by one or more Parties to another Party in confidence pursuant to this Agreement or which was previously disclosed in connection with the Research referred to in Section 2.5(e) including, but not limited to, information disclosed under the Confidential Disclosure Agreement dated July 24, 1998 and the Confidential Disclosure Agreement dated August 13, 1999; provided, however, that (i) written information shall be deemed Confidential Information only if it is clearly marked as such, and (ii) information transmitted orally shall be deemed Confidential Information only if it is identified as such at the time of disclosure and within 30 days after disclosure the disclosing Party summarizes the confidential disclosure in writing and confirms that such disclosure constitutes Confidential Information, and provided further that the Prototypes and all information regarding Prototypes shall constitute Confidential Information regardless of whether or not such Prototypes or related information is marked, summarized or specifically characterized as Confidential Information.

(b)                                                                                 “Confidential Information” shall not include information which: (i) the disclosing Party authorizes the recipient Party in writing to disclose without restriction; (ii) is, or becomes publicly available through no wrongful act or omission of the recipient Party; (iii) came or comes into the possession of the recipient Party without restriction through source(s) not involving breach of any confidential relationship with the disclosing Party; (iv) is or becomes known to any third party without restriction through no fault of the recipient; or (v) the receiving Party is ordered to disclose by a court or administrative agency, provided that the receiving Party promptly notifies the disclosing Party of any such proceeding and cooperates with the disclosing Party in opposing such order.

4.3                               Publication.  The Institutions shall have the right to publish or otherwise publicly disclose information gained or discovered solely by the efforts of the Principal Investigators or other researchers at the Institutions

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

conducting the Research during the Research Period, and Olympus shall have the right to publish or otherwise publicly disclose information gained or discovered solely by its efforts during the Research Period.  In order to avoid loss of patent rights as a result of premature public disclosure of patentable information, the Representative Institution will submit to Olympus any prepublication materials that any of the Institutions or Principal Investigators or researchers at such Institutions desire to publish for review and comment by Olympus at least thirty (30) days prior to planned submission for publication, and Olympus shall similarly submit to the Representative Institution any prepublication materials related to Research conducted solely by Olympus that Olympus desires to publish. The Party receiving such prepublication materials shall notify the submitting Party within thirty (30) days of receipt of such materials whether they describe any inventions or discoveries subject to the Parties’ rights under Section 3.  If any Party believes that a disclosure of an Invention is contained in the proposed publication, then any Party may request that the publishing Party delay publication up to an additional sixty (60) days in order to allow for the filing of any relevant patent applications.  The Institutions whose Principal Investigators or researchers desire to publish such materials shall have the final authority to determine the scope and content of any such publications on their behalf, and Olympus shall have the final authority to determine the scope and content of any such publications on its behalf.

5.                                      REPRESENTATIONS AND WARRANTIES

5.1                               Authority.

(a)                                 UTMB represents and warrants that it has full power and authority to enter into and perform this Agreement, and this Agreement constitutes and when executed will constitute, its binding obligation; it is a duly and validly formed state institution of higher education established under the laws of the State of Texas as a component of The University of Texas System and has full right, power, and authority, and has taken all necessary action, including without limitation obtaining the approval of its board of Regents, if needed to validly and duly to execute and deliver, and to exercise its rights and perform its obligations under, this Agreement and all related documents which it is to execute; and this Agreement constitutes, and the documents which it has executed or will execute in connection with this Agreement when executed will constitute its legal, valid and binding agreements or obligations, enforceable in accordance with their respective terms.

(b)                                 JHU represents and warrants that it has full power and authority to enter into and perform this Agreement, and this Agreement

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

constitutes and when executed will constitute, its binding obligation; it is a duly and validly formed education corporation and has full right, power, and authority, and has taken all necessary action, including without limitation obtaining any necessary approval from its governing board, to validly and duly to execute and deliver, and to exercise its rights and perform its obligations under, this Agreement and all related documents which it is to execute; and this Agreement constitutes, and the documents which it has executed or will execute in connection with this Agreement when executed will constitute its legal, valid and binding agreements or obligations, enforceable in accordance with their respective terms.

(c)                                  CUHK represents and warrants that it has full power and authority to enter into and perform this Agreement, and this Agreement constitutes and when executed will constitute, its binding obligation; it is an institution of higher learning duly and validly incorporated under a Hong Kong ordinance and has full right, power, and authority, and has taken all necessary action, including without limitation obtaining the approval of its Council, to validly and duly to execute and deliver, and to exercise its rights and perform its obligations under, this Agreement and all related documents which it is to execute; and this Agreement constitutes, and the documents which it has executed or will execute in connection with this Agreement when executed will constitute its legal, valid and binding agreements or obligations, enforceable in accordance with their respective terms.

(d)                                 MUSCFRD represents and warrants that it has full power and authority to enter into and perform this Agreement, and this Agreement constitutes and when executed will constitute, its binding obligation; it is a duly and validly formed 501C3 not-for-profit affiliate of MUSC and has full right, power, and authority, and has taken all necessary action, including without limitation obtaining the approval of its Board of Directors, to validly and duly to execute and deliver, and to exercise its rights and perform its obligations under, this Agreement and all related documents which it is to execute; and this Agreement constitutes, and the documents which it has executed or will execute in connection with this Agreement when executed will constitute its legal, valid and binding agreements or obligations, enforceable in accordance with their respective terms.

(e)                                  MAYO represents and warrants that it has full power and authority to enter into and perform this Agreement, and this Agreement constitutes and when executed will constitute, its binding

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

obligation; it is a duly and validly formed non-profit corporation and has full right, power, and authority, and has taken all necessary action, including without limitation obtaining the approval of its board of trustees, to validly and duly to execute and deliver, and to exercise its rights and perform its obligations under, this Agreement and all related documents which it is to execute; and this Agreement constitutes, and the documents which it has executed or will execute in connection with this Agreement when executed will constitute its legal, valid and binding agreements or obligations, enforceable in accordance with their respective terms.

(f)                                   Olympus represents and warrants that it has full power and authority to enter into and perform this Agreement, and this Agreement constitutes and when executed will constitute, its binding obligation; it is a duly and validly formed corporation and has full right, power, and authority, and has taken all necessary action, including without limitation obtaining any necessary approval of its board of directors, to validly and duly to execute and deliver, and to exercise its rights and perform its obligations under, this Agreement and all related documents which it is to execute; and this Agreement constitutes, and the documents which it has executed or will execute in connection with this Agreement when executed will constitute its legal, valid and binding agreements or obligations, enforceable in accordance with their respective terms.

(g)                                  Each of the Institutions represents and warrants that it has validly and effectively appointed the Representing Institution as its agent to perform the duties required by this Agreement, and UTMB represents and warrants that it has the authority and ability to perform the duties required of the Representative Institution under this Agreement.

(h)                                 Each of the Parties represents and warrants that

(i)                                     neither the execution of nor the performance of any obligations under this Agreement constitutes a material breach of any agreement to which it is a party, or a breach of applicable laws or regulations; and

(ii)                                  it has obtained all approvals from government authorities necessary or advisable in order to perform its obligations under this Agreement.

5.2                               Intellectual Property.  Each Institution and the FTE Group jointly and severally represent and warrant that each Institution and the FTE Group

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

has the unrestricted right to grant the licenses that are granted or may be granted under this Agreement.

6.                                      INDEMNITY; LIMITATION OF LIABILITY

6.1                               Indemnity.

(a)                                                         The Institutions shall jointly and severally, to the extent authorized under the constitution and laws of the state of their organization or establishment, hold Olympus harmless from liability resulting from the Institutions or the FTE Group’s negligent acts or omissions pertaining to their activities carried out by reason of their obligations under this Agreement; provided, however, that the Institutions and the FTE Group shall not hold Olympus harmless from any claims, demands or causes of action arising in favor of any person or entity, and growing out of, incident to, or resulting from the negligence or willful malfeasance of Olympus, its directors, agents, representatives or employees, or any person not subject to the Institutions’ supervision or control.

(b)                                                         Olympus shall, to the extent authorized under the constitution and laws of Japan, hold the Institutions harmless from liability resulting from Olympus’ negligent acts or omissions pertaining to its activities carried out by reason of their obligations under this Agreement, including but not limited to negligent acts or omissions of Olympus in the use by Olympus of the results generated from the Research:, provided, however, that Olympus shall not hold the Institutions harmless from any claims, demands or causes of action arising in favor of any person or entity, and growing out of, incident to, or resulting from the negligence or willful malfeasance of any of the Institutions, their officers, regents, agents, representatives or employees, or any person not subject to Olympus’ supervision or control.

6.2                               Limitation of Liability.  Except as expressly provided in this Agreement, no Party shall be liable to another Party, whether based on contract, tort (including negligence and strict liability) or otherwise arising out of or related to the Research, the Projects or this Agreement, for any consequential, indirect, exemplary, special or punitive damages, and each Party hereby releases the other Party from any liability for all such losses and damages.

6.3                               Maintenance of Insurance.  Each Institution shall purchase insurance from a licensed, reputable insurance company in amounts sufficient as measured by prevailing industry standards to satisfy claims of personal

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

injury or death or other personal loss arising from or related to the negligence or malpractice of its officers, employees or agents, including particularly those Principal Investigators, assistants and other researchers listed on Schedule 2.5(d).  In the alternative, the Institutions may maintain a program of self-insurance in such amounts as determined sufficient by an independent actuary to satisfy claims of personal injury or death or other personal loss arising from or related to the negligence or malpractice of its officers employees, or agents, including particularly those physicians and researchers listed on Schedule 2.5(d).  Each Institution shall provide proof of the coverage required by this Section 6.3 upon the written request of Olympus.  Each Institution shall immediately notify Olympus in writing of (i) termination or cancellation of the coverage required herein or (ii) material adverse changes in the policy coverage or limits.  Any such changes or termination or cancellation shall be grounds for termination of the Institution’s participation in this Agreement in the sole discretion of Olympus.

7.                                      DURATION AND TERMINATION

7.1                               Term.  This Agreement shall take effect on the date first referenced above and shall remain in full force and effect until the expiration of thirty full calendar months from the date thereof (unless extended pursuant to Section 2.8 (d)), unless terminated sooner in accordance with Section 7.2 of this Agreement.

7.2                               Termination.  This Agreement may be terminated:

(a)                                                         by either the FTE Group (in the case of material breach by Olympus) or Olympus (in the case of material breach by one or more Institutions) if such terminating entity has in writing notified the other (the “Breaching Party”) that it is in material breach of any of the provisions of this Agreement, and the Breaching Party fails to rectify such breach within sixty (60) days after such notice has been given;

(b)                                                         by either the FTE Group or Olympus with immediate effect and without notice if any Institution (in the case of termination by Olympus) or Olympus (in the case of termination by the FTE Group) goes into liquidation, whether compulsorily or voluntarily (unless part of a bona fide scheme for reconstruction or amalgamation first approved in writing by the other Party), or has a receiver appointed over all or any part of its assets, or becomes subject to any insolvency proceedings; and

(c)                                                          by Olympus with respect to any Institution in the event that Research provided by such Institution are suspended or terminated by any governmental authority or in the event that

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

such Institution’s Research becomes the subject of any government investigation that in the sole determination of Olympus may adversely affect the conduct or credibility of the Research.

Without limiting the foregoing, Olympus may in its sole discretion elect to exercise any of the foregoing termination rights solely against the Institution or Institutions whose breach or financial activities trigger such termination rights at any given time.

7.3                               Effect.

(a)                                                         Termination of this Agreement for any reason shall be without prejudice to any rights of a Party which may have accrued prior to the date of such termination.  Without limiting the foregoing or the provisions of Section 7.3 (c), in the event that either Olympus or the FTE Group properly terminates this agreement as provided in Section 7.2 above, the rights of such entity or group terminating the Agreement, to use any Inventions, IP Rights, Project Plan or Confidential Information under this Agreement, shall survive such termination and continue until the later of the expiration of the term of this Agreement, or the term of any relevant license or permission that the terminating entity or entities obtained or had the right to obtain under an option or otherwise.

(b)                                                         In the event that Olympus terminates this Agreement as provided in Section 7.2 with respect to less than all Institutions, the terms of Section 7.3(a) shall apply regardless of whether the terminated Institution is a sole or joint owner of any Invention, IP Rights, Other IP Rights, Project Plan or Confidential Information.

(c)                                                          Without limiting the foregoing provisions, Sections 2.2 (Representative Institution), 2.5 (c) (Research Activities), 2.6 (Loaned Equipment and Prototypes), 2.10 (Compliance), 3.1 (Ownership), 3.2 (a) (No License Grant), 3.3 (c) (License Option), 3.3 (d) (Filing and Prosecution of Patent Applications for FTE Group Inventions), 3.3 (e) (License to FTE Group Inventions), 3.3 (f) (Royalty for Non-Exclusive License), 3.3 (g) (FTE Group License to Third Parties), 3.4 (Joint Inventions), 3.6 (c) (regarding Existing Patent Applications), 3.7 (Prosecution/Defense of IP Claims), 4 (Confidentiality), 5 (Representations and Warranties), 6 (Indemnity and Limitation of Liability), 7 (Duration and Termination), 8 (Notice), 9 (General), and the rights of Olympus to receive disclosure of Research performed during the term of this agreement

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(including without limitation as provided in Sections 2.5 and 2.7), shall survive the termination of this Agreement.

8.                                      NOTICE

8.1                               Notice.  If Olympus desires to give any notice or document to the FTE Group or one or more Institutions, it shall deliver it to the Representative Institution in the manner provided below, and such notice or document shall be deemed given to each of the recipients when given to the Representative Institution.  The FTE Group and any Institution that desires to give a notice or document to Olympus shall do so by delivering it to the Representative Institution, which shall immediately give it to Olympus in the manner provided below, and no such notice or document shall be deemed to have been given to Olympus unless given by the Representative Institution.  Olympus may in its sole discretion accept delivery of any notice or document from an individual or entity other than the Representative Institution, by notifying the Representative Institution that Olympus has accepted such delivery.

8.2                               Procedure.  Any notice or other document to be given under this Agreement shall be in writing and shall be delivered by hand, or sent by pre-paid registered airmail, international express courier, or facsimile transmission to the respective address for Olympus and the Representative Institution indicated immediately below or to such other address and/or number as the receiving Party may have last notified to the sending Party.

(a)                                                         If to Olympus:
Olympus Optical Co., Ltd.
Technology Development
Endo-Therapy Business Department
Minimally Invasive Products Division
2951 Ishikawa-cho
Hachioji-shi, Tokyo 192-8507
Japan
Fax: [*]
Attention: Hideki Shimonaka

(b)                                                         If to the Representative Institution:
The University of Texas Medical Branch at Galveston
Technology Management Office
Suite 1.200, 1700 The Strand
301 University Boulevard
Galveston, Texas 77555-0926
Fax: [*]
Attention: Dr. Karin Maxson

8.3                               Effective Date.  Any such notice or other document shall be deemed to have been duly given: (i) the next day on which commercial banks are

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

open for regular business (excluding Saturdays) in the location of the recipient (a “Business Day”), if hand-delivered or sent by facsimile transmission and the sending machine has received a confirmatory answer-back from the addressee; (ii) three Business Days after posting by domestic mail or international express courier; and (iii) seven Business Days after posting by airmail.

9.                                      GENERAL

9.1                               Assignment.  No Party to this Agreement shall assign, transfer, sub contract or in any other manner make over to any third party the benefit and/or burden of this Agreement, its rights to the Inventions or related IP rights, except with the prior written consent of the other Parties, or as otherwise provided in this Agreement.

9.2                               Relationships.  Olympus and each of the Institutions are independent contractors and neither Olympus, on the one hand, nor the FTE Group or any Institution, on the other hand, shall be deemed an agent, employee, legal representative or partner of the other for any purpose whatsoever; provided, however, that the foregoing shall not limit Olympus’s rights to file any patent applications as provided in Section 3 of this Agreement or to defend or initiate legal action pursuant to Section 3.7.  Furthermore, for the avoidance of doubt, Olympus shall not have or exercise control or direction of any kind whatsoever over the practice of medicine by the Principal Investigators and physicians listed in Schedule 2.5 (d), who the Institutions shall cause to exercise their independent professional judgment on behalf of their patients.

9.3                               Necessary Acts, Further Assurances.  The Parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Agreement.

9.4                               Dispute Resolution.  The Parties to this Agreement agree that any and all disputes, claims or controversies arising out of or relating to this Agreement that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before JAMS-Endispute (“JAMS”), or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec.  1 et seq.  Either Olympus or the Representative Institution may commence the arbitration process called for in this agreement by filing a written demand for arbitration with JAMS, with a copy to the other entity given as provided in Section 8 above.  The arbitration will be conducted in accordance with the provisions of the JAMS Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration.  The place of arbitration shall be New York, New York.  Olympus and the Representative Institution will cooperate with

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

JAMS and with one another in selecting a single arbitrator from JAMS’ panel of neutrals, and in scheduling the arbitration proceedings.  The Parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs.  The provisions of this paragraph and any arbitration award may be enforced by any court of competent jurisdiction, and the Party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the Party against whom enforcement is ordered.

9.5                               Severability.  If any term or provision of this Agreement shall for any reason be held invalid, such invalidity shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision had not been contained herein, unless the said term or provision materially, adversely affects the purpose or intent of this Agreement.

9.6                               Schedules.  The schedules to this Agreement (including any Project Plans subsequently attached as schedules pursuant to Section 2.4) constitute a part of this Agreement and are incorporated into this Agreement by this reference.  Should any inconsistency exist or arise between a provision of this Agreement and a provision of any exhibit, schedule, or other incorporated writing (regardless of when it is attached), the provision of this Agreement shall prevail.

9.7                               Headings.  The headings in this Agreement are included for convenience only and shall neither affect the construction or interpretation of any provision in this Agreement nor affect any of the rights or obligations of the Parties.

9.8                               Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the Parties and supersedes all prior oral or written agreements, understandings or arrangements between them relating to the subject matter of this Agreement, including without limitation the Confidential Disclosure Agreement dated July 24, 1998 and the Confidential Disclosure Agreement dated August 13, 1999 and that except for the documents and agreements specifically referred to herein no other agreements are required or contemplated with respect to the matters set forth herein or contemplated hereby.  No Party shall be entitled to rely on any agreement, correspondence, understanding or arrangement that is not expressly contained in this Agreement.

9.9                               Non-waiver.  No failure or delay on the part of any Party to exercise any right or remedy under this Agreement shall be construed or operate as a waiver thereof nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy as the case may be.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.10                        Amendments.  No amendment or variation of or supplement to this Agreement shall be valid unless it is in writing and signed by authorized representatives of both Olympus and the Representative Institution.

9.11                        Counterpart Originals.  This Agreement or any agreement expressed to be supplemental hereto may be executed in any number of counterparts and by different Parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

[signature page follows]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS whereof, the Parties have executed this Agreement the day and year first above written.

JOHNS HOPKINS UNIVERSITY		OLYMPUS OPTICAL CO., LTD.

By:	/s/ William P. Tew	By:	/s/ Hiroyuki Furihata
	William P. Tew, Ph.D.		Hiroyuki Furihata
	Executive Director		Director of Minimally Invasive Products Division

UNIVERSITY OF TEXAS MEDICAL BRANCH		MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

By:	/s/ Garold G. Breit	By:	/s/ Jill S. Beed
	Garold G. Breit		Jill S. Beed
	Assistant Vice President for Technology Transfer		Assistant Secretary

THE CHINESE UNIVERSITY OF HONG KONG		MEDICAL UNIVERSITY OF SOUTH CAROLINA FOUNDATION FOR RESEARCH DEVELOPMENT

By:	/s/ Alice Ngan Yip	By:	/s/ Ken J. Roozen
	Alice Ngan Yip		Ken J. Roozen, Ph.D.
	Director		Executive Director

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE 1.1

EXISTING PATENT APPLICATIONS

Olympus Inventions

Research Area	Application number	Application Title	Date of provisional application	Date (and Location) of official application	Inventor(s) in current application
[*]	[*]	[*]	[*]	[*]	[*]

FTE Group Inventions

Research Area	Application number	Application Title	Date of provisional application	Date (and Location) of official application	Inventor(s) in current application
[*]	[*]	[*]	[*]	[*]	[*]

Status as Joint or FTE Group Invention to be determined

Research Area	Application number	Application Title	Date of provisional application	Date (and Location) of official application	Inventor(s) in current application
[*]	[*]	[*]	[*]	[*]	[*]

Joint Inventions - 1

Research Area	Application number	Application Title	Date of provisional application	Date (and Location) of official application	Inventor(s) in current application
[*]	[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Joint Inventions — 2

Research Area	Application number	Application Title	Date of provisional application	Date (and Location) of official application	Inventor(s) in current application
[*]	[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE 2.4

PROJECT PLANS

[*]

[SIGNATURES APPEAR ON NEXT PAGE]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

REPRESENTATIVE INSTITUTION (University of Texas Medical Branch)		OLYMPUS OPTICAL CO., LTD.

By:	/s/ Jim Arie	By:	/s/ Hiroyuki Furihata
	JIM ARIE, PH. D.		Hiroyuki Furihata
	Interim Director		Director of Minimally Invasive
	Technology Management Office		Products Division

[SIGNATURE PAGE FOR SCHEDULE 2.4 (PROJECT PLAN)]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE 2.5 (d)

PRINCIPAL INVESTIGATORS AND RESEARCHERS

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE 2.6

USE OF LOANED EQUIPMENT

1.                          Transportation, Deliver and Return.  The FTE Group shall pay all transportation costs for delivery of the Loaned Equipment and/or Prototypes (collectively referenced in this Schedule as the “Equipment”) to the location it directs, and shall notify Olympus as to the exact location where Equipment will be used and stored, including the building and room number(s).  Olympus shall provide to the relevant Institution personnel the standard training offered to Olympus customers, or such training as Olympus deems appropriate for Prototypes and in connection with the Research.  Upon expiration or termination of the Agreement, or upon demand by Olympus as provided below, the FTE Group and the Institution using the Equipment shall be responsible, jointly and severally, for making the Equipment available to Olympus at the Institutions in the same condition as when delivered to them by Olympus.  If the Equipment is not made available to Olympus in the same condition as when delivered to the FTE Group, Olympus may, at its discretion, have the Equipment repaired or replaced at the FTE Group’s expense; provided, that each Institution and the FTE Group shall bear no liability for reasonable wear and tear.  Olympus shall bear the cost of transporting each item of returned Equipment from the site of the relevant Institution.

2.                          Maintenance.  During the term of the Agreement, the FTE Group shall be solely responsible for maintaining the Equipment in good working condition while it is in the FTE Group’s custody.

3.                          Title and Risk of Loss. Title to the Equipment is and shall remain with Olympus.  The FTE Group shall not sell, assign, transfer, mortgage or encumber the Equipment or otherwise permit the Equipment to be subject to any lien or legal process.  The FTE Group shall be responsible for all loss, damage or destruction to Equipment while it is under the FTE Group’s control.

4.                          Restriction on Use.  The FTE Group shall not move any item of Equipment from the address to which it is delivered, nor alter, modify, copy or make additions to any Equipment without the prior written consent of Olympus or as specifically provided in a Project Plan.  The FTE Group shall use Equipment solely in connection with the activities provided by this Agreement, including without limitation the relevant Research or Project.

5.                          Ownership.

a.              The FTE Group expressly acknowledges and agrees that Olympus is the sole and exclusive owner of all Equipment loaned under this Agreement.

b.              The FTE Group and each Institution shall ensure that Equipment is carefully stored at the relevant premises to which it is delivered, and shall safeguard the.  Equipment against the effects of fire, flooding, the elements, contamination,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

accidental breakage and similar risks by adequate housing and proper storage techniques, and against theft, pilferage and vandalism, using commercially reasonable security means, all of which shall be at least equal to the safeguards and protection afforded by the Institutions for their own inventory and equipment.

c.               Immediately upon receipt of each shipment of Equipment from Olympus, an Institution shall physically segregate the Equipment from all other property in the Institution’s facilities and clearly identify each item as the property of Olympus.  Olympus shall have the right to enter each Institution’s premises to determine whether the Equipment is segregated and marked to Olympus’s full satisfaction.  Each Institution shall comply with any request made by Olympus to assure that the Equipment subject to this Agreement is properly segregated and marked.

d.              Prior to receiving a shipment of Equipment, each Institution that will use Equipment shall with respect to the Equipment loaned hereunder execute a UCC-1 Financing Statement to evidence Olympus’s ownership of the Equipment loaned hereunder.  Each Institution expressly agrees that Olympus is authorized at its sole option and discretion to file an original or a copy of this Agreement in lieu of a financing statement or to file financing statements or amendments thereto without the signature of the Institution or the FTE Group with respect to the Equipment loaned hereunder, where such filing is permissible by local law.

6.                          Nondisclosure.  Neither the FTE Group nor any Institution shall disclose, transfer, or make available in any form the Equipment, any portion thereof, or any design or performance information concerning the Equipment to any person other than its own employees or researchers on a need-to-know basis, unless it first obtains the written consent of Olympus, and such information and the Equipment itself shall be deemed Confidential Information.

7.                          Disclaimer of Warranty.  THE LOANED EQUIPMENT IS PROVIDED “AS IS” WITHOUT WARRANTY OF ANY KIND, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND OLYMPUS EXPRESSLY DISCLAIMS ANY SUCH WARRANTIES. IN NO EVENT SHALL OLYMPUS BE LIABLE TO THE FTE GROUP OR ANY INSTITUTION OR ANY THIRD PARTY FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF PROFITS, ARISING OUT OF THIS AGREEMENT, INCLUDING THIS SCHEDULE.

8.                          Indemnity.  Without limiting any provision of the Agreement or this Schedule 2.6, and for the avoidance of doubt, the Parties acknowledge and agree that the provisions of Agreement Section 6 (“Indemnity; Limitation of Liability”) shall apply to the use of Equipment.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.                          Termination of Use.  Olympus shall have the right to immediately demand the return of any Equipment, with or without cause, upon 30 days notice to the Representative Institution or the Institution in possession.  In addition, Olympus shall have the right to immediately demand such return of Equipment if an Institution uses the Equipment for purposes other than those provided above, become insolvent or makes an assignment for the benefit of creditors, or allows the Equipment to become encumbered, pledged, attached, seized or taken under any judicial process.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

AMENDMENT TO
JOINT RESEARCH AGREEMENT

This Amendment to Joint Research Agreement (this “Amendment”) is made and dated as of October 1, 2003, (the “Amendment Effective Date”), between and among Olympus Optical Co., Ltd. (“Olympus”), a company incorporated in Japan having its registered office at 43-2, Hatagaya 2-chome, Shibuya-ku, Tokyo Japan, Johns Hopkins University (“JHU”), an education corporation organized, incorporated under the laws of the State of Maryland, having its administrative offices at 111 Market Place, Suite 906, Baltimore, MD 21202, the Mayo Foundation for Medical Education and Research (“MAYO”), a tax exempt Minnesota non-profit corporation having its administrative offices at 200 First St.  S.W., Rochester, MN 55905, The University of Texas Medical Branch (“UTMB”) a state institution of higher education established under the laws of the State of Texas as a component of The University of Texas System (“System”) having its administrative offices at Suite 1.200, 1700 The Strand, 301 University Blvd., Galveston, Texas 77555-0926, MUSC Foundation for Research Development (“MUSCFRD”) on behalf of the Medical University of South Carolina (“MUSC”), a 501C3 not-for-profit affiliate of MUSC, having its administrative offices at 261 Calhoun Street, Suite 305, Charleston, SC 29425, and The Chinese University of Hong Kong (“CUHK”), an institute of higher learning incorporated under a Hong Kong ordinance having its administration office at Shatin, New Territories, Hong Kong SAR, China.

RECITALS

A.                                    Olympus, JHU, MAYO, UTMB, MUSCFRD and CUHK are parties to the Joint Research Agreement dated as of December 15, 2001 (“JRA”).

B.                                    Olympus, JHU, MAYO, UTMB, MUSCFRD and CUHK desire to enter into this Amendment to reflect various changes they desire to make to the JRA relating to certain pilot studies that the Parties desire to conduct as a result of the Research undertaken pursuant to the JRA.

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                      Amendments.  The JRA is hereby amended as follows:

A.                                    Section 1 (Definitions) shall be revised as follows:

1)                                     The following definition of “Pilot Studies” shall be added to the JRA between the definitions of “Patents” and “Principal Investigators”:

“Pilot Studies” means pilot clinical studies that shall include among other things, (i) evaluation of the efficacy of the Prototypes, and (ii) evaluation of any modifications to Prototype design.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

October 1, 2003

1

2)                                     The definition of “Invention” shall be revised by adding the words “or Pilot Studies” after the words “...as a result of the Research.”

B.                                    Section 3.3 (FTE Group Inventions) shall be amended as follows:

1)                                     Section 3.3 (a) (FTE Group Inventions — Disclosure) shall be amended by revising the words “...arising from Research conducted by the FTE Group...” to read “...arising from Research or Pilot Studies conducted by the FTE Group or any Institution....”

2)                                     Section 3.3 (b) (Patent Applications) shall be amended by adding the following clause to the end of Section 3.3(b) “...and (iv) if applicable, have the Representative Institution timely file an extension of the term of U.S. patents for FTE Group Inventions under 35 U.S.C. 156 and any equivalent foreign patent laws.”

3)                                     Section 3.3 (d)(i) shall be amended by adding the words “and extensions of the term of Patents” after the phrase “...applications for Patents” both times such phrase appears in such Section and by adding the words “or extensions of the term of Patents” after the words “...reasonable, external costs of filing and prosecuting such patent applications.”

4)                                     Section 3.3(d)(ii) shall be amended by adding the words “or applications for extension of the term of Patents” after the words “...drafts of all patent applications” and by adding the words “or the extension of any Patents” after the words “...any major decisions with respect to the filing or prosecution of patent applications for FTE Group Inventions.”

C.                                    Section 3.4 (Joint Inventions) shall be amended as follows:

1)                                     Section 3.4 (b)(i) shall be revised by adding the words “ and for any extensions to such Patents” after the words “...as notified to Olympus by the Representative Institution.”

2)                                     Section 3.4(b)(iii) shall be revised by amending the words “...to apply for, prosecute and obtain...” to read “...to apply for, prosecute, obtain and extend ....”

3)                                     Section 3.4(e)(ii) shall be revised by amending the words “...file, prosecute and maintain” to read “file, prosecute, extend and maintain.”

D.                                    Section 4.2 (Definition of Confidential Information) shall be revised by adding the words “, Pilot Studies” after the words “...the terms of this Agreement, the Prototypes” and by adding the words “and Pilot Studies” after the word “Prototypes” each time such word appears in the last proviso of Section 4.2.

3.                                      Defined Terms; Incorporation.  Unless otherwise expressly provided herein, defined terms used in this Amendment shall have the same meaning set forth in the JRA and all terms herein shall be incorporated into the JRA. From and after the Effective Date, all reference to the JRA in all other documents delivered in connection with the JRA shall refer to the JRA, as amended hereby.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2

4.                                      Separate Pilot Study Agreements.  If any of the Parties desire to conduct any pilot studies as a result of the Research undertaken pursuant to the JRA, such Parties shall discuss in good faith the terms and conditions pursuant to which the pilot studies will be conducted, including, without limitation, the scope of the pilot studies and indemnification and liability issues and when agreed upon, such terms and conditions shall be set forth in a separate agreement to be signed by the Parties participating in or conducting such pilot studies.

5.                                      Miscellaneous.

(a)                                 Effect.  Except as specifically amended by this Amendment, the JRA shall remain in full force and effect as between and among the Parties.

(b)                                 Counterparts; Facsimile.  This Amendment may be executed in counterparts and by facsimile.

IN WITNESS whereof, the Parties have executed this Amendment the day and year first above written.

JOHNS HOPKINS UNIVERSITY		OLYMPUS OPTICAL CO., LTD.

By:	/s/ William P. Tew	By:	/s/ Hiroyuki Furihata
	William P. Tew, Ph.D.		Hiroyuki Furihata
	Executive Director		Director of Minimally Invasive Products Division

UNIVERSITY OF TEXAS MEDICAL BRANCH		MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

By:	/s/ Jim Arie	By:	/s/ Rick F. Colvin
	Jim Arie, Ph.D.		Rick F. Colvin
	Director		Assistant Treasurer
Technology Management Office

THE CHINESE UNIVERSITY OF HONG KONG		MEDICAL UNIVERSITY OF SOUTH CAROLINA FOUNDATION FOR RESEARCH DEVELOPMENT

By:	/s/ Alice Ngan Yip	By:	/s/ Ken J. Roozen
	Alice Ngan Yip		Ken J. Roozen, Ph.D.
	Director		Executive Director

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3

EXHIBIT B

FORM OF PATENT ASSIGNMENT

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT B

PATENT ASSIGNMENT

In accordance with that certain Intellectual Property Assignment Agreement, dated                   , 2008 (the “Effective Date”), between                         , (“Assignor”), and Apollo Endosurgery, Inc., a Delaware corporation (“Assignee”), and for good and valuable consideration, the receipt of which is hereby acknowledged, Assignor does hereby sell, assign, convey, transfer and deliver to Assignee, its successors and assigns, Assignor’s right, title, and interest in and to:

(a)                                 the patents, patent applications, provisional patent applications and invention disclosures (collectively the “Patents”) specifically listed in Schedule A to this Patent Assignment; and

(b)                                 the following properties and rights with respect to all Patents listed in Schedule A:

(i)                                     the inventions claimed or described in the Patents;

(ii)                                  any patents in the United States and anywhere else in the world and patent applications that have been or may be granted or filed, respectively, with respect to those inventions, including without limitation all foreign patents that may claim priority based on and correspond to the patents, patent applications or provisional patent applications listed in Schedule A;

(iii)                               all divisions, continuations, continuations-in-part, renewals, reissues, reexaminations, and extensions of the foregoing patents and patent applications;

(iv)                              all income, royalties, damages, and payments due or payable to the Assignor with respect to the Patents, including without limitation unpaid damages and payments for past, present, and future infringements of any patent; and

(v)                                 all rights to sue and recover damages and payments for past, present, and future infringements of any of the patents, including the right to fully and entirely replace the Assignor in all related matters.

The foregoing rights in and under the Patents shall apply to the full end of their terms as fully as the Assignor would have held the same in the absence of this Assignment.  As of the date set forth below, the Assignee has succeeded to all right, title, and standing of the Assignor to (a) receive all rights and benefits pertaining to the Patents, and (b) commence, prosecute, defend and settle all claims and take all actions that the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Assignee, in its sole discretion, may elect in relation to the Patents and rights described above.

Assignor hereby authorizes and requests the officials of the United States Patent and Trademark Office and the corresponding officials of any and all other countries worldwide to issue any and all patent applications, when granted, to Assignee, as Assignee of Assignor’s entire right, title and interest in and to the same, for the sole use and benefit of the Assignee, its successors and assigns.

Assignor also agrees that it will reasonably cooperate with Assignee to fully carry out the terms of this Assignment and that it will promptly sign and/or deliver to Assignee all assignments, affidavits and other documents or instruments which may be reasonably necessary to record this Assignment and any prior assignments or other transfers of ownership of the Patents in any country of the world and otherwise perfect Assignee’s ownership of the Patents.

Assignor also agrees to assist Assignee in the prosecution of the patent applications identified herein, including any application for reissue, application for reexamination, application for foreign patent rights, or any proceeding in the United States Patent and Trademark Office affecting the inventions disclosed or claimed therein.

Executed to be effective as of the Effective Date.

By:
Name:
Title:

STATE OF	)
)
COUNTY OF	)

This Patent Assignment was acknowledged before me on , 2008 by , of on behalf of said entity.

Signature

Printed Name

Notary Public in and for the State of

My Commission expires:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2

Schedule A
to Patent Assignment
between
(“Assignor”) and Apollo Endosurgery, Inc. (“Assignee”)

Patents

Patents

U.S. Patent No.                                  entitled “                                  ” issued [DATE] to

Pending Patent Applications

US patent application Serial No.                               entitled “                               ” filed [DATE] held by                                .

Provisional Patent Applications

US patent application Serial No.                               entitled “                               ” filed [DATE] held by                                .

Invention Disclosures

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3

EXHIBIT C

PATENT RIGHTS

FTE Inventions

Attached is a list of FTE Inventions for which patent applications have been applied for or obtained.

Joint Inventions

Attached is a list of Joint Inventions for which patent applications have been applied for or obtained.  The Inventions described in Exhibit E are also Joint Inventions.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3

EXHIBIT C

PATENT RIGHTS

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT D

PATENT COSTS OWING AS OF EFFECTIVE DATE

[*]

[  ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4

EXHIBIT E

OTHER IP RIGHTS

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5

EXHIBIT F

FORM OF ROYALTY PAYMENT REPORT

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6

EXHIBIT F
ROYALTY PAYMENT REPORT

Name of Reporting Party:

Date of Royalty Report:

Sales and Royalty Report for Period:

Royalties on Sales of Products

Country of Sale	Period in which Sale Made	Seller	Licensed Product Name	Catalog No.	Units Sold	Net Sales	Royalty Rate	Royalties Due

For Each Country in which Products are Sold

Subtotal Royalties Due (Local Currency):

Exchange Rate:

Subtotal Royalties Due (U.S.$):

Total Royalties Due (U.S. $):

Royalties for License Agreement Conveying Rights to IP Rights

Date of Agreement	Calculation of License Revenues

Comments (if any)

Tokyo #28434v2

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

EXHIBIT G

INTELLECTUAL PROPERTY DISCLOSED BY INVENTORS

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7

EXHIBIT H

SECURITY AGREEMENT

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8

EXHIBIT H

SECURITY AGREEMENT
(Patents)

This Security Agreement dated as of                         , 2008 (this “Agreement”), is made by Apollo Endosurgery, Inc., a Delaware corporation (the “Debtor”), in favor of the Board of Regents of the University of Texas System, an agency of the State of Texas (the “Secured Party”) through its component institution, The University of Texas Medical Branch at Galveston (the “University”), acting as the Representative Institution of the FTE Group, a consortium of institutions consisting of the University, The Johns Hopkins University (“JHU”), the Mayo Foundation for Medical Education and Research (“MAYO”), MUSC Foundation for Research Development (“MUSCFRD”) on behalf of the Medical University of South Carolina (“MUSC”), and The Chinese University of Hong Kong (“CUHK”), each of the University, JHU, MAYO, MUSCFRD and CUHK, an “Institution” and together, the “Institutions”.

INTRODUCTION

Reference is made to that certain Intellectual Property Assignment Agreement dated as of                                 , 2008 (as amended, restated, modified, or supplemented from time to time, the “Patent Assignment Agreement”), between the Institutions and the Debtor.  The Patent Assignment Agreement, among other things, contemplates a possibility of the grant of a security interest in the Debtor’s interest therein upon the occurrence of certain events.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Debtor agrees with the Secured Party as follows:

SECTION 1
DEFINITIONS

1.1                               Terms defined above and elsewhere in this Agreement shall have their specified meanings.  Capitalized terms used herein but not defined herein shall have the meanings specified in the Patent Assignment Agreement.  Capitalized terms that are neither defined herein nor in the Patent Assignment Agreement shall have the meanings specified in Article 9 of the UCC.

1.2                               The following terms shall have the following meanings:

“Collateral” means any and all of the Debtor’s present and future rights in and to the Patent Rights assigned to Debtor under the Patent Assignment Agreement and the inventions claimed therein, and all proceeds thereof.

“Event of Default” means a default of the Debtor in its payment obligations under the Patent Assignment Agreement, which remains outstanding for thirty (30) days after written notice of such payment being overdue.

“Secured Obligations” means (a) payments required under the Patent Assignment Agreement; and (b) any increases, extensions, and rearrangements of the foregoing obligations

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

under any amendments, supplements, and other modifications of the agreements creating the foregoing obligations.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Texas.

SECTION 2
COLLATERAL; GRANT

2.1                               Grant of Security Interest.  Upon execution of this Agreement in accordance with Section 7.1 of the Patent Assignment Agreement, the Debtor agrees to grant to the Secured Party a security interest in all of the Debtor’s present and future right, title, and interest in and to the Collateral to secure the payment and performance of the Secured Obligations.  To the extent that the Collateral is not subject to the UCC, the Debtor collaterally assigns all of the Debtor’s right, title, and interest in and to such Collateral to the Secured Party to secure the payment and performance of the Secured Obligations to the full extent that such a collateral assignment is possible under the relevant law.

2.2                               Debtor Remains Liable.  Anything herein to the contrary notwithstanding: (a) the Debtor shall remain liable under any contracts and agreements included in the Collateral of the Debtor to the extent set forth therein to perform the Debtor’s obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the Secured Party of any rights hereunder shall not release the Debtor from any obligations under any contracts and agreements included in the Collateral of the Debtor; and (c) the Secured Party shall not have any obligation under any contracts and agreements included in the Collateral of the Debtor by reason of this Agreement, nor shall the Secured Party be obligated to perform or fulfill any of the obligations of the Debtor thereunder, including any obligation to make any inquiry as to the nature or sufficiency of any payment that the Debtor may be entitled to receive thereunder, to present or file any claim, or to take any action to collect or enforce any claim for payment thereunder.

2.3                               Financing Statements.  The Debtor represents and warrants to and agrees with the Secured Party as follows:

(a)                                 As of the date of this Agreement, the true and correct name of the Debtor as listed on the Debtor’s certificate of incorporation is the name specified for the Debtor on the signature page of this Agreement.  The Debtor has had no prior names other than Apollo Endosurgery, Inc. The Debtor has not used and does not use any trade names other than Apollo Endosurgery, Inc. As of the date of this Agreement, the Debtor is organized under the laws of the State of Delaware.  Without advance written notice to the Secured Party and reasonable opportunity for the Secured Party to take action to protect the Secured Party’s interests hereunder, the Debtor shall not change its name, reincorporate or otherwise reorganize, or change its jurisdiction of organization.

(b)                                 The Debtor authorizes the Secured Party to file one or more financing statements, or other documents describing any or all of the Collateral in any filing or recording office.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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SECTION 3
REMEDIES

3.1                               General Remedies.  During the existence of an Event of Default, the Secured Party may, at the Secured Party’s option, exercise one or more of the following remedies:

(a)                                 To the extent permitted by law, the Secured Party may exercise all the rights and remedies of a secured party under the UCC.

(b)                                 The Secured Party may prosecute actions in equity or at law for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted or for the enforcement of any other appropriate legal or equitable remedy.

(c)                                  The Secured Party may instruct any obligors owing payments to the Debtor with respect to the Collateral, including royalty payments, to make all such payments directly to the Secured Party.

(d)                                 The Secured Party may foreclose on any Collateral in any manner permitted by the courts of or in the State of Texas or the state in which any Collateral is located.  If the Secured Party should institute a suit for the collection of the Secured Obligations and for foreclosure under this Agreement, the Secured Party may at any time before the entry of a final judgment dismiss the same, and take any other action permitted by this Agreement.

(e)                                  To the extent permitted by law, the Secured Party may exercise all the foreclosure rights and remedies of a secured party under the UCC. In connection therewith, the Secured Party may sell any Collateral at public or private sale, at the office of the Secured Party or elsewhere, for cash or credit and upon such other terms as the Secured Party deems commercially reasonable.  The Secured Party may sell any Collateral at one or more sales, and the security interest granted hereunder shall remain in effect as to the unsold portion of the Collateral.  The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Secured Party may adjourn any sale by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was adjourned.  In the event that any sale hereunder is not completed or is defective in the opinion of the Secured Party, the Secured Party shall have the right to cause subsequent sales to be made hereunder.  Any statements of fact or other recitals made in any bill of sale, assignment, or other document representing any sale hereunder, including statements relating to the occurrence of an Event of Default, acceleration of the Secured Obligations, notice of the sale, the time, place, and terms of the sale, and other actions taken by the Secured Party in relation to the sale may be conclusively relied upon by the purchaser at any sale hereunder.  The Secured Party may delegate to any agent the performance of any acts in connection with any sale hereunder, including the sending of notices and the conduct of the sale.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(f)                                   All reasonable costs and expenses incurred by the Secured Party in enforcement or preservation of its rights under this Agreement, including attorneys’ fees and out-of-pocket expenses, shall be reimbursed by the Debtor to the Secured Party on demand.

3.2                               Application of Proceeds.

(a)                                 Unless otherwise specified herein, any cash proceeds received by the Secured Party from the sale of, collection of, or other realization upon any part of the Collateral or any other amounts received by the Secured Party hereunder may be, at the reasonable discretion of the Secured Party (i) held by the Secured Party as cash collateral for the Secured Obligations or (ii) applied to the Secured Obligations.

(b)                                 Amounts applied to the Secured Obligations shall be applied in the following order:

(i)                                     First, to the payment of the reasonable costs and expenses of exercising the Secured Party’s rights hereunder, whether expressly provided for herein or otherwise; and

(ii)                                  Second, to the payment of the Secured Obligations in the order set forth by the Secured Party.

Any surplus cash collateral or cash proceeds held by the Secured Party after payment in full of the Secured Obligations and the termination of any commitments of the Secured Party to any Debtor shall be paid over to the Debtor or to whomever may be lawfully entitled to receive such surplus.

3.3                               Remedies Cumulative.  The Secured Party’s remedies under this Agreement and the Patent Assignment Agreement shall be cumulative, and no delay in enforcing this Agreement and the Patent Assignment Agreement shall act as a waiver of the Secured Party’s rights hereunder or thereunder.

SECTION 4
GENERAL

4.1                               Choice of Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF TEXAS.

4.2                               Notice.  All notices and other communications from the Secured Party to the Debtor provided for in this Agreement shall be delivered in the manner and to the addresses set forth in the Patent Assignment Agreement.

4.3                               General.  If any provision in this Agreement is held to be unenforceable, such provision shall be severed and the remaining provisions shall remain in full force and effect.  All representations, warranties, and covenants of the Debtor in this Agreement shall survive the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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execution of this Agreement.  If a due date for an amount payable is not specified in this Agreement, the due date shall be ten (10) days from the date on which the Secured Party demands payment.  The provisions of this Agreement may be waived or amended only in a writing signed by the party against whom enforcement is sought.  This Agreement shall bind and inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns.  The Debtor may not assign its rights or delegate its duties under this Agreement; provided, that Debtor may assign its rights and delegate its duties to the assignee of Debtor’s rights under the Patent Assignment Agreement in connection with any assignment permitted thereunder, so long as such assignee assumes and agrees to perform all of Debtor’s obligations hereunder.  This Agreement may be executed in multiple counterparts each of which shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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THIS AGREEMENT AND THE PATENT ASSIGNMENT AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED as of the date first above written.

APOLLO ENDOSURGERY, INC.

By:
Name:
Title:

REPRESENTATIVE INSTITUTION

BY:	THE UNIVERSITY OF TEXAS MEDICAL BRANCH

By:
Name:
Title:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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